UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MESA LABORATORIES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TO THE SHAREHOLDERS OF MESA LABORATORIES, INC.:

The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Mesa Laboratories, Inc. (“we,” “our,” the “Company,” or “Mesa”) will be held on Friday, August 22, 2025, at 2:00 p.m. Mountain Time at our corporate headquarters at 12100 West Sixth Avenue, Lakewood, Colorado 80228.

As a shareholder of Mesa Laboratories, Inc. common stock at the close of business on July 3, 2025 (the “Record Date”), you are invited to participate in the Annual Meeting and any postponements or adjournments thereof. You are entitled and requested to vote on the proposals described in the accompanying proxy statement.

Items of Business Include:

1. The election of the seven director nominees identified in the proxy statement for a term of one year (Proposal 1);

2. The ratification of the selection by our Audit Committee of Baker Tilly US, LLP (formerly Moss Adams, LLP) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 2);

3. An advisory vote on executive compensation (Proposal 3);

4. Approval of an amendment to the 2021 Mesa Laboratories Inc. Equity Incentive Plan (Proposal 4); and

5. The transaction of such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who Can Vote

Only shareholders of record of Mesa common stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. At the close of business on the Record Date, there were 5,501,454 shares of common stock outstanding. Each share of common stock entitles the shareholder of record to cast one vote on each proposal submitted for voting at the Annual Meeting. It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete and return the enclosed proxy card in the envelope provided or vote by internet or telephone pursuant to instructions provided with the proxy card.

How to Vote

Please vote your shares by signing and returning your proxy card using telephone or internet voting. This will ensure that your shares will be voted whether or not you attend the Annual Meeting. If you are a shareholder of record, you may attend the Annual Meeting and vote in person even if you have previously granted a proxy.

Availability of Materials

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules, which we believe results in lower costs and a positive environmental impact due to reduced quantities of materials that will be printed and mailed to shareholders. Our 2025 proxy statement (the “Proxy Statement”), including the enclosed proxy card, and our Annual Report on Form 10-K (the “2025 Annual Report”) for the fiscal year ended March 31, 2025 (“fiscal year 2025”) are available to view at www.edocumentview.com/MLAB or www.mesalabs.com.

We intend to mail a notice regarding the internet availability of proxy materials (the “Notice of Internet Availability”) as applicable, to our shareholders on or about July 11, 2025.

i

As a shareholder of the Company as of the Record Date, you are invited to participate in the Annual Meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions form through the Internet. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of those materials, including a proxy card that provides instructions on how to submit your proxy by mail or telephone.

By Order of the Board of Directors,

/s/ Gary M. Owens
July 11, 2025
Gary M. Owens
Chief Executive Officer

ii

To Our Fellow Shareholders,

On behalf of the Mesa Laboratories, Inc. Board of Directors, in my role as Chairperson of the Board, I am pleased to share some of our accomplishments over the past year.

In fiscal year 2025, we navigated a dynamic macroeconomic environment while strengthening our core capabilities across our four divisions. The Board worked closely with management to advance our long-term strategic priorities and deliver strong operating financial performance as we continued to fulfill our mission of Protecting the Vulnerable®.

Our financial performance reflected our continued focus on creating stakeholder value, as demonstrated by the growth of our revenues, organic revenues, and adjusted operating income in fiscal 2025. Additionally, we:

●  Fully integrated GKE's business into our corporate infrastructure and operations;

●  Successfully restructured our corporate debt, settling a portion of our convertible debentures and reducing potential for shareholder dilution; and,

●  Enhanced our commercial capabilities, driving strong bookings growth to support future revenue generation.

We also made meaningful enhancements to our executive compensation program to further align with shareholder interests, including extending the measurement period for performance- and market-based equity awards to three years and increasing the weighting of total shareholder return metrics. These changes reinforce our commitment to pay-for-performance and long-term value creation.

Engagement with our shareholders remains a cornerstone of our governance philosophy. Over the past year, we held positive discussions with a significant portion of our shareholder base on topics including governance practices, environmental and social practices, and executive compensation. Feedback from these conversations directly informs our decisions, supporting our efforts to fulfill shareholder expectations.

On behalf of the entire Board, thank you for your continued support of Mesa Laboratories. We value your partnership and confidence in our leadership as we continue to work to deliver sustainable, long-term growth, enhance the efficiency of our operations and create value for our shareholders

Sincerely,

/s/ John Sullivan

John Sullivan, Ph.D.

Chairperson of the Board of Directors

iii

proxy statement summary

This summary highlights information contained in this Proxy Statement. It is only a summary and does not contain all the information you should consider. Please read the entire Proxy Statement carefully before voting.

ABOUT MEsa Laboratories, Inc.

Mesa Laboratories, Inc. is a global leader in the design and manufacture of life sciences tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. We offer products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world. We have manufacturing operations in the United States and Europe, and our products are marketed by our sales personnel in North America, Europe and Asia Pacific, and by independent distributors in these areas and throughout the rest of the world.

We operate using the four pillars that make up the Mesa Way, which is our customer-centric, lean-based system for continuously improving and operating the manufacturing and administrative aspects of our high-margin, niche businesses. The Mesa Way is focused on: "Measuring What Matters" based on our customers' perspectives; "Empowering Teams" to improve operationally and exceed customer expectations; "Sustainably Improving" to identify and prioritize the biggest opportunities; and "Always Learning" so that performance continuously improves.

Annual General Agenda & Voting Recommendations

Proposal	Unanimous Board Vote Recommendation	Page Reference
1. Election of seven director nominees named in this Proxy Statement for a term of one year	FOR	9
2. Ratification of the selection by our Audit Committee of Baker Tilly US, LLP (formerly Moss Adams, LLP) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026	FOR	26
3. Advisory vote on executive compensation	FOR	29
4. Approval of an Amendment to the Mesa Laboratories, Inc. 2021 Equity Incentive Plan	FOR	61

Overview of Director Nominees

Each of the seven nominees to our Board of Directors has extensive leadership and business experience. All of our director nominees currently serve as directors of Mesa. For more information about our Board nominees, please see “Proposal 1 - Election of Directors.”

The board recognizes the need for refreshment to bring new perspective and believes that we have a healthy mix of new and more seasoned directors, with three of the seven members joining the Board within the last five years.

We believe we have the right Board to continue executing Mesa's strategy, which includes growing both organically and through acquisitions. It is important to the Nominating and Governance Committee and the full Board that Mesa has a Board composed of directors who bring a variety of experiences, perspectives, and skillsets, and who also have appropriate professional expertise, all of which enable them to effectively represent the long-term interests of our shareholders and business strategies. The Board undergoes a formalized annual self-assessment to ensure that it has a balanced, appropriate mix of skills and attributes to best oversee its business. In addition, each of the committees of the Board evaluates its performance and effectiveness on an ongoing basis. Results of the committee assessments are discussed at Board meetings, and improvements identified are implemented.

Governance Highlights

Strong corporate governance contributes to long-term shareholder value. We regularly adjust our practices so that they are in line with industry standards and allow for the efficient operation of our niche business.

Best Practices in Fiscal Year 2025

As part of its commitment to enhancing corporate governance practices, the Board has taken notable governance actions in recent years:

✔ Conducting robust shareholder outreach with investors
✔ Maintaining Shiraz Ladiwala as Lead Independent Director

✔ Increasing the importance of total shareholder return ("TSR") in our executive compensation program

✔ Differentiating performance metrics when assessing short-term and long-term performance
✔ Enhancing Corporate Responsibility Programs, including disclosing Scope 1 and Scope 2 gas emissions

The following represent key elements of our corporate governance programs:

Board Composition	●	We maintained a Lead Independent Director for fiscal year 2025.
	●	43% of our director nominees are diverse in terms of gender and/or ethnicity.
	●	All Committee members are independent.
Board Refreshment	●	Board refreshment is a key area of focus as shown by three of the seven directors being appointed within the last five years.
Board Governance Practices	●	We conduct annual Board and committee evaluations.
	●	All directors and officers are subject to our Code of Business Conduct and Ethics ("Code of Conduct").
	●	All directors attended 100% of Board meetings held during fiscal year 2025.
	●	The Chairperson and CEO roles are held by separate individuals.
	●	Executive sessions of independent directors are held at each quarterly Board meeting.
Shareholder Rights	●	All Directors are elected annually by Shareholders
	●	Shareholders have the right to call special meetings.
	●	Shareholders are entitled to fill vacancies on our Board.
	●	Shareholders may propose amendments to the Amended and Restated Articles of Incorporation.
Risk Oversight	●	Our full Board has responsibility for risk oversight at the Company and receives an annual enterprise-wide risk assessment to help inform decision making
	●	Our full Board has oversight of our corporate responsibility program and receives updates from management at least twice per year.
	●	Our Audit Committee has oversight of cybersecurity risk and receives quarterly updates from the Company’s information technology department to understand our risk profile and strategy in this area.
Compensation Practices/Policies	●	We have stock ownership guidelines that apply to all directors and named executive officers (NEOs).
	●	A significant portion of target compensation is at risk through short-term and long-term incentive awards.
	●	We have a “clawback” policy that covers performance-based equity awards and cash bonus payments made to our senior executive officers.
	●	Our short-term and long-term incentive targets are different.
	●	A significant portion of target compensation is at risk through short-term and long-term incentive awards.
	●	We have anti-hedging, anti-pledging, and anti-short sale policies as part of our Insider Trading Policy.

Executive Compensation Highlights

Mesa strives to provide compensation that will attract and retain high-performing talent in our industry, motivate the Company’s executive officers to create long-term shareholder value through organic and acquisitive growth, and provide appropriate monetary compensation for the significant effort involved in leadership positions at a public company. The Company believes that the compensation of its executive officers should be aligned with the interests of Mesa's shareholders and should focus our executive officers on achieving both near-term corporate goals and long-term strategic objectives. Please review our Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement for a complete description of our executive compensation program.

Below are highlights of our executive compensation program:

What We Do		What We Don't Do
✔	Long-Term Incentives: We incorporate a 3-year performance period into our performance share unit ("PSU") plan.	X	Guaranteed Bonuses: We do not provide guaranteed bonuses to our executive officers.
✔

Pay for Performance: We emphasize performance-based compensation that aligns the interests of our executives with those of our shareholders through the use of both short-term cash incentive compensation, which pays based on achievement of both company and individual performance factors, and longer-term equity awards, which include metrics for both company performance and relative total shareholder return.

		X	Hedge or Pledge: We do not allow employees to engage in hedging or pledging of our securities.
✔	Benefits: Our competitive benefits program offers the same benefits to all employees, including executives.	X	Excess Perquisites: We do not provide perquisites to our employees, including our executive officers.
✔

Benchmark: We maintain an industry-specific compensation peer group based on set criteria for annual benchmarking of executive compensation which serves as one key factor, among others, in determining appropriate compensation for our NEOs.

		X	Gross-up Payments: We do not provide tax gross-up payments to our executive officers, including no excise-tax gross-ups upon a change in control.
✔	Consult: We engage an independent compensation consultant to advise on executive compensation program design and related compensation matters.	X	Executive Retirement Benefits: We do not provide supplemental executive retirement plans, nonqualified defined contribution or deferred compensation plans to our executive officers.
✔	Executive Share Ownership: We maintain stock ownership guidelines for our executive officers.	X	Share Re-Pricing: We do not re-price stock options without shareholder approval.
✔	Clawback Policy: We have a “clawback” policy that covers performance-based equity awards and cash bonus payments made to our senior executive officers.

Fiscal Year 2025 Performance-Based Compensation Structure

The graphs below reflect the allocation of target direct compensation, including base salary, short-term cash incentive compensation (bonus), and long-term equity compensation (reflected at grant date fair value) for the Company's Chief Executive Officer and for our two other NEOs.

*NEO Compensation Mix consists of the average compensation for our Chief Financial Officer and our Senior Vice President of Operations and Continuous Improvement.

Shareholder Engagement

Our Board and management value the perspectives of our shareholders and we are committed to engagement with our shareholders. We maintain an ongoing dialogue with our shareholders around our business and growth strategy, financial performance, and other proxy matters using our formal investor outreach program. We conduct a consistent, proactive outreach effort with shareholders at both one-on-one meetings and conferences. We ask our shareholders for their feedback to ensure that we have firsthand knowledge of their perspectives and any concerns related to our current practices. Additionally, our Lead Independent Director is available for consultation at the request of shareholders. As part of our annual shareholder engagement, in fiscal year 2025:

We extended invitations to shareholders owning approximately 80% of our outstanding shares in fiscal year 2025. Ultimately, we held meetings with shareholders owning approximately 40% of our outstanding shares. These discussions were conducted with a combination of members of our Board of Directors and senior members of our Management team. Our discussions generated meaningful feedback which was communicated to and considered by the entire Board, and changes were implemented in response where appropriate.

Overall, shareholders expressed satisfaction with adjustments to our executive compensation plans, particularly the three-year performance period over which performance based long-term incentive awards granted in fiscal year 2025 will be measured, and the increased weighting of TSR performance goals on the number of awards that will ultimately vest. Performance share units granted in fiscal year 2026 will be measured entirely based upon the performance of the Company's stock price performance relative to a group of our peers, defined as the S&P composite 1500 Healthcare Index, over a three-year period.

Shareholder feedback will continue to be instrumental in shaping our decisions and priorities relating to our human capital management initiatives, corporate governance, executive compensation, and corporate responsibilities initiatives and disclosures. We believe our shareholder outreach process will ensure that we remain focused on the issues that matter most to our shareholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

There are seven nominees for director, all of whom are current directors of Mesa and have been nominated by the Nominating and Governance Committee and the Board for re-election. Information about the Board and each director nominee is included in this section. If elected, each of the director nominees will hold office for one year until the 2026 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal.

Nominee's Name	Year First Elected Director	Position(s) with the Company
John Sullivan	2009	Director, Chairperson of the Board
Gary Owens	2017	Director, President, and Chief Executive Officer
Jennifer Alltoft	2019	Director
Shannon Hall	2020	Director
Shiraz Ladiwala	2021	Lead Independent Director
Tony Tripeny	2022	Director
Mark Capone	2024	Director

After consideration of the individual qualifications, skills, and experience of each of our director nominees and his or her prior contributions to the Board, we believe the Board is well-balanced and effective.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the election of the persons named above as directors. The person named as proxy in the included proxy card has been designated by management and intends to vote for the election to the Board the persons named above, each of whom is now a director of the Company. If any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating and Governance Committee may designate. We know of no reason any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the nominee and in part from the records of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH of the nominees for election as directors of the Company.

Board Composition

Board Overview

Mesa’s corporate powers are exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, the Board of Directors. The Board oversees the CEO and the other senior management of the Company in the competent and ethical operation of Mesa and assures that the long-term interests of shareholders are served. The Board, with the assistance of management, reviews corporate strategies and establishes broad corporate policies, although it is not involved in day-to-day operations. The Board meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise.

Board Accountability

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and has adopted written charters for each of the committees of the Board. Mesa has also adopted a Code of Conduct for directors, officers and employees. The Corporate Governance Guidelines, charters of each of the Audit, Compensation and Nominating & Governance Committees and Code of Conduct are available on our website at investors.mesalabs.com/governance/governance-documents.

In fiscal year 2025, the Board met four times. Each of our directors attended or participated in 100% of the meetings of the Board of Directors.

Board Refreshment

We do not have staggered terms for our Board of Directors; directors are elected at each annual meeting and serve until the next annual meeting, when a successor is duly elected and qualified, or the earlier of their resignation or removal. Forty-three percent of the director nominees have joined the Board within the last five years, resulting in a balanced mix of short- and long-tenured non-executive directors, with an average director tenure of 6.4 years.

Board Skills, Background and Experience

We believe in electing and retaining directors who have demonstrated the ability to make a meaningful contribution to the Board's supervision and oversight of Mesa's strategy. Our directors have a diverse mix of professional qualifications and skills as well as varied backgrounds and relevant experiences that we believe contribute to a well-rounded Board positioned to effectively oversee our Company's strategy and serve the long-term interest of our shareholders. The Board is committed to maintaining a suite of directors who bring a wide array of qualifications, skills, and attributes and a variety of tenures to our Board. During 2025 six of our seven directors (or 85%) are independent under Nasdaq Rule 5605: two (or 29%) are female, and one (or 14%) is racially diverse.

We continually evaluate our directors' skillsets, background and expertise for alignment with our strategic goals. Our directors bring extensive experience in areas that are critical to Mesa's long-term strategic success, including executive leadership, financial acumen, strategic planning, mergers & acquisitions, life sciences, diversity, equity, and inclusion, environmental stewardship, manufacturing, commercial sales & marketing, and leadership development. Below, we highlight the key skills and experience that our Nominating and Governance Committee believes are critical. Together, our Board possesses all of the qualities we value, helping to ensure the effectiveness of the Board as a group in directing Mesa towards achievement of its strategic objectives.

Key Skills and Expertise

Skill	Sullivan	Owens	Hall	Alltoft	Capone	Ladiwala	Tripeny
	DIRECTOR						
6 of 7 – Executive Leadership Senior level managerial experience brings a broad perspective and knowledge to engage with management in meaningful discussion of our strategy and related strategic risks, including people management.	+	+	+		+	+	+
5 of 7 – Finance & Capital Markets Familiarity with complex financial and accounting concepts and deep understanding of financial statements are vital for helping the Board perform its oversight function.	+	+			+	+	+
7 of 7 – Strategic Planning / M&A Since one of our key growth strategies is to acquire companies that expand our product offerings and increase revenue, experience with assessing acquisition opportunities and risks is an important oversight capability.	+	+	+	+	+	+	+
6 of 7 – Life Sciences Technology & Innovation Many of our strategic initiatives, particularly our M&A initiatives, require significant understanding of advanced scientific knowledge.	+	+	+	+	+	+	
4 of 7 – Diversity, Equity & Inclusion Experience with DEI programs and planning. We prioritize a corporate culture that is supportive of different groups of individuals, including people of different races, ethnicities, religions, abilities, genders, and sexual orientations.	+				+	+	+
2 of 7 – Environmental Stewardship Boar experience with environmental stewardship ensures that the company emphasizes sustainable practices as part of long-term shareholder value.						+	+
5 of 7 – Manufacturing & Commercial We make and sell numerous products across four business units including some that are regulated by the FDA, so having directors who understand manufacturing and supply chain complexities of our operations helps us identify associated strategic risks and opportunities.	+	+	+		+		+
6 of 7 – Leadership Development & Mentorship The ability to mentor and develop team members creates a unique opportunity for Board members to connect with members of Management and foster positive corporate tone.		+	+	+	+	+	+
4 of 7 – Commercial Sales & Marketing Selling life sciences tools requires specialized skills and techniques. Having directors who understand the intricacies of these marketing techniques is important to operational oversight and risk management.		+	+	+	+

We may consider other factors when we seek to fill certain positions on the Board; for example, when appointing an Audit Committee chairperson, we emphasize financial expertise in our candidates, only interviewing candidates who have served as Chief Financial Officer of a public company. In addition to considering the skills held by each of our Board members, we also consider the amount of time each member has to devote to his or her Board responsibilities. None of our directors have commitments on other Boards that would interfere with their ability to provide their full attention to the affairs of our Board. Except Mr. Tripeny, and Mr. Capone, no director has held any other public company directorship for the past five years.

Board Biographies

The table below sets forth biographical information and the qualifications of all of our director nominees and the positions held by each as of March 31, 2025. The age of each director is as of August 22, 2025, the date of the Annual Meeting. In addition to the specific qualifications, skills and experience described below, each incumbent director has demonstrated a strong work ethic and dedication to Mesa, including preparing for meetings, supporting our strategic vision while asking constructive questions and productively challenging management, and otherwise providing valuable oversight of our business on behalf of our shareholders. We also believe that each director, through their personal accomplishments and in their service to Mesa, has demonstrated high integrity, strong intellectual acumen, solid business judgment, and strategic vision.

John Sullivan

Director, Chairperson of the Board

Age

72

Director Since

2010

Background

John Sullivan, Ph.D. was appointed Chairman of the Board upon retiring from his position as Mesa's Chief Executive Officer and President in 2017. Dr. Sullivan joined Mesa in 2004 in the role of Vice President of Sales and Marketing and was promoted to the position of President and Chief Operating Officer in 2006. He was then promoted to Chief Executive Officer and President in 2009. Previously, Dr. Sullivan held leadership positions in Research and Development, Sales and Marketing Management, and Business Development at Varian Inc., a major analytical instruments manufacturer, in addition to serving as a research scientist at the U.S. Food and Drug Administration and as an analytical chemist at BioMed Research Labs. Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.

Qualifications

Dr. Sullivan's leadership has resulted in many accomplishments during his tenure at the Company, such as expanding revenues and profits, acquiring new product lines, entering several new markets, and expanding our international reach. Dr. Sullivan's keen leadership continues to be a driving force behind our company's innovation and expansion.

Gary Owens

Director, President and Chief Executive Officer

Age

57

Director Since

2017

Background

Gary M. Owens joined Mesa in April 2017 as Chief Operating Officer and was promoted to Chief Executive Officer and President in September 2017. From 2006 through 2017, Mr. Owens served in various leadership positions with Danaher Corporation and its subsidiaries. From 1998 to 2006, Mr. Owens served in various product management, sales and business development roles for Canon Incorporated and Trilogy Software. From 1994 to 1998, Mr. Owens was a team leader for Bain & Company. Mr. Owens received his BSE in Mechanical Engineering from Tulane University in 1990 and his Master of Business Administration degree from Columbia Business School in 1994.

Qualifications

Mr. Owens has extensive experience in business development (including acquisitions and subsequent integrations), business management, and championing continuous improvement and lean initiatives while driving operational improvement. He provides the Board significant experience in executing improvements in Mesa's existing business, implementing the *Mesa Way*, and maturing our business development program.

Shiraz Ladiwala

Lead Independent Director

Age
59

Director Since
2021

Background

During his 24 year career with Thermo Fisher Scientific, Mr. Ladiwala held various progressive leadership roles in the areas of corporate strategy and development and business operations, including as Senior Vice President of Strategy and Corporate Development and General Manager of the Asia Pacific region. He received a bachelor's degree in commerce from the University of Bombay and a Master of Business Administration from the University of Michigan Ross School of Business. Mr. Ladiwala currently serves on the board of one privately-held company.

Qualifications

Mr. Ladiwala has extensive experience building a world class life sciences company. He brings significant corporate strategic development experience, extensive knowledge of the life sciences, bioproduction and diagnostics industries, and a background in international business operations. Mr. Ladiwala's leadership style is characterized by cultural adaptability, strong business acumen, and financial knowledge.

Jennifer S. Alltoft

Director

Age
57

Director Since
2019

Background

Ms. Alltoft is an accomplished Biopharmaceutical Executive who held multiple senior leadership positions at Pfizer Inc., including in U.S. and Global General Management, Business Unit Leadership, Sales and Marketing and Research and Development. Beginning in 2019 until her retirement in 2025, Ms. Alltoft served Sumitovant (later merged into Sumitomo Pharma America), leading Commercial Strategy and Business Development for a diverse portfolio of early- and launch-stage products. Ms. Alltoft also served as General Manager of Sumitomo Pharma America's Biopharma portfolio. Ms. Alltoft received a Higher National Certificate in Applied Biology from Bromley College in 1989, and a Bachelor of Science degree in Biological Sciences from North East Surrey College of Technology in 1992.

Qualifications

Ms. Alltoft has extensive experience in the pharmaceutical business and brings the Board expertise in sales and marketing, business development and research and development.

Mark Capone

Director

Age
63

Director Since
2024

Background

Mark Capone is an accomplished life sciences CEO with almost 40 years of experience in molecular diagnostics, genetics, biotechnology, medical devices and pharmaceuticals. Since March 2020, Mr. Capone has served as the CEO of Precision Medicine Advisors, LLC, a consulting company advising biopharmaceutical organizations. Previously, Mr. Capone served for 5 years as CEO of Myriad Genetics, a pioneering precision medicine company. During his 17-year career at Myriad, he transformed the company from $14M revenue, 150 employees, and 1 product to a global leader in precision medicine with $850M in revenue, 3,000 employees, and 11 products, 4 of which were obtained through acquisitions that deployed more than $1B in capital. Prior to joining Myriad Genetics, Mr. Capone served in a variety of roles with Eli Lilly and Company, including as Sales Director, Plant Manager, R&D Team Leader, and Biochemical Engineer. He received his MS in Management from the Massachusetts Institute of Technology (MIT) Sloan School of Management, an MS in (Bio) Chemical Engineering from MIT, and a BS in Chemical Engineering from MIT, and a BS in Chemical Engineering from Penn State, graduating with highest distinction. Mr. Capone serves as a non-executive director of two privately held companies.

Qualifications

Mr. Capone has extensive public and private board experience with small to mid-cap private and public companies, trade associations, academic institutions and non-profits, specializing in the growth and transformation of organizations. His expertise in leadership and strategic growth within life sciences companies is invaluable to the Board.

Corporate Governance and Board Committees

Highlights

We believe that strong corporate governance is the basis for a well-run company capable of focusing on strategic objectives and creating long-term shareholder value. The Board of Directors and management regularly review best practices in corporate governance and modify our corporate governance policies and practices as warranted.

Corporate Governance Highlights
✔	Lead Independent Director	✔	Code of Business Conduct and Ethics
✔	Executive sessions of independent directors	✔	Third party ethics hotline with anonymous reporting
✔	Independent compensation consultant	✔	Annual stockholder vote on executive compensation
✔	No shareholders rights plan/poison pill	✔	Stock ownership guidelines for members of the Board and named executive officers
✔	Annual Board self-evaluations	✔	Directors have 1-year terms and are elected at each annual meeting
✔	Annual stock grants to non-employee directors	✔	NEO cash bonuses and equity awards are subject to clawback

Board Leadership Structure

According to Mesa’s independence standards found in our Governance Guidelines, a director cannot be considered independent if he or she has served as an executive at the Company at any time. These guidelines are stricter than the Nasdaq independence guidelines, which allow a former executive to be considered independent three years after he or she left that role. Accordingly, while Dr. Sullivan, a former CEO of Mesa, could be considered independent under Nasdaq rules, he is not independent under our Governance Guidelines.

Our Board of Directors maintains a leadership structure composed of both a Chairperson and a Lead Independent Director, since our Chairperson is not independent. Our Lead Independent Director was selected by all independent members of our Board of Directors and has a critical oversight role. Our Chief Executive Officer serves on the Board but does not serve as Chairperson and is not independent under Nasdaq rules. The Board believes that having the Chief Executive Officer as a member of the Board and having a Lead Independent Director in addition to the independent members of the Board provides the best board leadership structure for the Company. This structure, together with the Company’s other corporate governance practices, provides independent oversight of management while ensuring clear strategic alignment throughout the Company.

Chairperson

The role of Chairperson of the Board is held by Dr. Sullivan. Following his retirement as Mesa's Chief Executive Officer, Dr. Sullivan continued to serve as an employee of the Company in a part-time investor relations role until he retired from Mesa in January 2021. Because Dr. Sullivan is not independent, the Board has appointed a Lead Independent Director. The Board believes that Dr. Sullivan serving as Chairperson of the Board is in the best interest of the Company and its shareholders. Specifically, Dr. Sullivan:

1. Has the appropriate background, skills, and experience to serve as Chairperson, as described in the biography above;
2. Has a long history with Mesa and a successful track record leading the Company towards its strategic objectives; and
3. Has significant experience with mergers and acquisitions, a key part of Mesa's growth strategy.

The Chairperson has the authority to call meetings of the Board and presides over meetings of the Board. The Chairperson seeks input from the Lead Independent Director, the CEO, and the other directors in determining agendas for Board meetings. The Chairperson is also responsible for communicating with Board members regarding any concerns or issues that arise outside of the context of a Board meeting. The Chairperson may retain counsel or other advisors to assist in discharging his duties as he sees fit.

Lead Independent Director

Our Board has appointed Mr. Shiraz Ladiwala as Lead Independent Director. In his capacity as Lead Independent Director, Mr. Ladiwala is charged with performing the following key responsibilities:

Primary Responsibilities of the Lead Independent Director
✔	Presiding at and preparing agendas for executive sessions of the independent directors	✔	Overseeing the flow of information to the Board and disseminating appropriate information to independent directors on a timely basis
✔	Acting as liaison between the CEO, Chairperson, and independent directors	✔	Presiding at meetings of the Board for which the Chairperson is not present
✔	Assisting the Chairperson in establishing agendas for Board meetings	✔	Authorizing the retention of outside advisors and consultants who report directly to the Board on Board-wide issues
✔	If requested by shareholders, being available for consultation and direct communication

Executive Sessions

The Board holds executive sessions of the independent directors preceding or following each regularly scheduled Board meeting and/or as deemed necessary by the Lead Independent Director. Executive sessions do not include non-independent directors of the Board, and following his appointment, the Lead Independent Director became responsible for chairing the executive sessions. The Audit Committee and Compensation Committee also meet regularly in executive session. During executive sessions, the independent directors may review any number of matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

Independence

Under applicable Nasdaq requirements, a majority of independent directors, and all of the members of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee must be independent. The Board has affirmatively determined that each of the following individuals who served on the Board during fiscal year 2025 is “independent” under our Governance Guidelines: Shiraz Ladiwala, Jennifer Alltoft, Shannon Hall, Tony Tripeny, and Mark Capone. Mr. Owens is not an “independent director” because he is an employee of the Company. As discussed above, although Dr. Sullivan could qualify as independent under Nasdaq rules, he is not independent under our Governance Guidelines. The Board has affirmatively determined that each member of each standing committee of the Board is independent under the rules applicable to membership on those committees.

Our Board reviews the independence of our directors to determine whether any relationships, transactions or arrangements involving any director or any family member or affiliate of a director may be deemed to compromise the director’s independence. Based on that review, the Board determined that none of our independent directors has any such relationships, transactions, or arrangements. There are no family relationships among our executive officers, our directors and any person chosen to become an executive officer or a director.

Annual Meeting Attendance

Because we have historically had low shareholder attendance at our annual meetings, we do not require our directors to attend our annual meetings of shareholders. Mr. Owens was the only director who attended our 2024 annual meeting of shareholders.

Board Committees

We currently have the following standing committees: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter (which is reviewed annually and reassessed for adequacy) adopted by our Board, which sets forth the committee’s role and responsibilities and provides for an annual evaluation of its performance. The charters of all three standing committees are available on the Investors page of our corporate website at investors.mesalabs.com/governance. All standing committees of the Board of Directors are composed entirely of independent directors. In addition to the committees mentioned above, the Board may convene other committees or working groups to consider various other matters as they arise, which may or may not include directors who are not independent. For example, the Board has in the past convened a finance task force to oversee capital raises.

Pursuant to its charter, the Compensation Committee assists the Board in fulfilling its oversight responsibilities over the compensation of executive officers and the administration of our compensation and benefit plans.

The Compensation Committee charter grants the Compensation Committee the authority to:

●	Oversee the development and assessment of compensation strategies and policies for the Company’s executive officers.
●	Evaluate the performance of the CEO on an annual basis, and review and approve the elements of compensation for the CEO and other executive officers.
●	Review the compensation of the Company’s directors for committee and Board work, and recommend changes in compensation levels to the Board.
●	Administer the Company’s equity-based incentive plans.
●

Oversee the Company’s (i) submissions to shareholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes and (ii) engagement with proxy advisory firms and other shareowner groups on executive compensation matters.

●	Review the Compensation Discussion and Analysis required to be included in the Company’s proxy statement and recommend to the Board the filing of applicable disclosures.
●	Review and approve any changes to the level of Company contribution to the Company’s retirement plans.
●	Negotiate and determine the terms of employment agreements with the Company’s executive officers, and approve all change of control severance plans/agreements.
●	Evaluate, and recommend for Board approval, the share ownership guidelines applicable to Company officers and directors.

The Compensation Committee has also been appointed by the Board to administer the Mesa Laboratories, Inc. 2021 Equity Incentive Plan as Amended (the “2021 Equity Plan”) and to make awards under the 2021 Equity Plan, including as described below under the heading "Compensation Discussion and Analysis." The Compensation Committee may delegate the approval of stock-based compensation to non-executive officer plan participants to the Chief Executive Officer of the company, unless such delegation would be contrary to the intent of the Board, the Amended and Restated Bylaws of the Company (the “Bylaws”) or the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), or applicable law or Nasdaq rules. The Compensation Committee has for several years, including in fiscal year 2025, delegated its authority under the plan to our Chief Executive Officer to make grants to non-executive officer level employees within limits specified by the Committee.

The Board has determined that each member of the Committee qualifies as a “Non-Employee Director” under SEC Rule 16b-3 and as an “Outside Director” under Section 162(m) of the Internal Revenue Code. Our Chief Executive Officer and/or other officers, upon request, may attend selected meetings of the Compensation Committee, but no officer may attend a meeting where his or her compensation is being considered. No member of the Compensation Committee nor any organization of which any member of the committee is an officer or director received any payments from us in fiscal year 2025 other than those disclosed under the heading “Director Compensation” below.

Pursuant to its charter, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to:

●	Selecting, appointing and retaining the Company’s independent auditors, and reviewing the qualifications, performance and independence of the auditors.
●

Approving the compensation of the independent auditors, approving and overseeing all auditing services (and any pre-approved non-audit services), overseeing the Company’s relationship with its independent auditors, and evaluating significant financial reporting matters raised by management or the independent auditors.

●	Overseeing the rotation of the engagement audit partner as required by SEC rules, and considering rotation of the audit firm for independence purposes.
●	Reviewing the financial reports provided to the SEC, the Company’s shareholders, or the general public.
●

Reviewing the activities performed by management to provide reasonable assurance as to the adequacy and effectiveness of the Company’s internal accounting and financial controls, and monitoring management’s assessments of the effectiveness of internal control over financial reporting.

●	Reviewing the activities of management to monitor the effectiveness of and the risks related to information technology, including data integrity and protection and cybersecurity.
●	Reviewing the adequacy of the professional qualifications of the Company’s accounting personnel assessing succession planning within the Company’s accounting organization.
●

Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding such matters.

The Audit Committee also acts to ensure open lines of communication among our independent auditors, accountants, internal audit function and financial management. The Chairperson of the Audit Committee meets individually with external audit, including the partner of our independent audit firm, and our CFO on a quarterly basis to stay abreast of potential risks or changes in the Company's accounting and finance departments. Additionally, the full Audit Committee meets quarterly with members of the Company's finance team to discuss periodic financial reports in detail prior to the full Audit Committee meetings, ensuring that the Audit Committee has sufficient time to review the documents and that management is able to thoroughly address concerns or recommended changes in the SEC documents prior to the formal Audit Committee meeting.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurance of the Company's management and independent auditors which, in their reports, express opinions on the fair presentation of the Company's financial statements and the effectiveness of the Company's internal control over financial reporting. The full Audit Committee holds executive sessions at least quarterly with the audit partner for continued assessment of the performance, effectiveness, and independence of the independent audit firm.

As previously stated, the Board has determined that each member of the Audit Committee is independent, including the heightened director independence standards for audit committee members, and that each has sufficient knowledge of financial and auditing matters to serve on the Audit Committee. Our Board has determined that Mr. Tripeny qualifies as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

The Nominating and Governance Committee is responsible for:

●	Assisting the Board by identifying individuals qualified to become Board members.
●	Recommending to the Board the director nominees and committee memberships.
●	Annually nominating a Chairperson of the Board, and, if applicable, the Lead Independent Director, for full Board discussion and vote.
●	Leading the Board in its annual review of the Board’s and the Board committees’ performance.
●	Overseeing the onboarding and training of new directors, along with the continuing education of existing directors.
●	Overseeing succession planning for the Chief Executive Officer.
●	Overseeing, reviewing and, where appropriate, making recommendations concerning the Company’s governance guidelines, policies and documents.
●	Assisting the full Board by overseeing progress of the Company’s corporate responsibility program.

The Nominating and Governance Committee also coordinates our director orientation and continuing education program on behalf of the Board. Orientation and training programs are established for new directors to familiarize them with Mesa's products, markets, and organization, along with corporate governance issues. Additional training is available for directors in leadership roles, such as committee chairs and the Chairperson. A continuing education program for directors has been established to keep Board members abreast of best practices in corporate governance and emerging business trends.

Risk Oversight by the Board

Mesa operates in a complex and rapidly changing environment that involves many potential risks. In addition to general market, industry, R&D, supply chain, political, and economic risks, the Company faces potential risks related to, among others, the integration of any new acquisitions which are consummated as part of our overall growth strategy; information technology and cybersecurity; data privacy; financial controls and reporting; manufacturing and quality; legal, regulatory and compliance requirements and developments; finance; the global nature of our operations; human capital management and retention; and environmental and social responsibility.

As a company committed to operating ethically and with integrity, we proactively seek to manage and, where possible, mitigate risks to help ensure compliance with applicable rules and regulations; maintain integrity and continuity in our operations and business, including in support of achieving strategic priorities and long-term financial and operational performance; protect our assets (financial, intellectual property, and information, among others); and enhance shareholder and other stakeholder value. Risk management is an enterprise-wide objective subject to oversight by the Board and its committees.

It is the responsibility of Mesa's management to assess and respond to the day-to-day risks that Mesa and its subsidiaries face, and to implement and administer risk management and mitigation processes and programs, while also maintaining reasonable flexibility in how we operate. To further embed risk management and compliance into our culture, Mesa seeks to implement comprehensive policies and procedures, train employees on how to implement and comply with them and maintain a comprehensive program of oversight and audit to help ensure compliance and appropriate enterprise risk management.

The Board directly or through its committees, oversees the implementation of risk management and mitigation processes. The Board and its committees rigorously review with management the risk management program and discuss key risk assessment matters regularly, including during the Board’s annual budget review and approval process. Each of our committees has access to officers and employees of the Company, and our Board and committees also meet without members of management present. Management prepares an enterprise risk management assessment bi-annually that is presented to the Board of Directors to ensure alignment between the Board and management regarding key risks facing the Company.

The Board also has approved a Code of Business Conduct and Ethics and other related policies to help manage and mitigate risk globally.

Specific board committees are responsible for overseeing specific types of risk, as shown below:

Compensation	Audit	Nominating & Governance
● Establishing compensation plans designed in a manner such that our executives are not incentivized to take on inappropriate risk	● Reviewing financial statements	● Overseeing risks related to composition and structure of the Board and its committees
● Implementing compensation practices that are in the best interest of both the Company and its shareholders	● Evaluating financial and controls-related risk exposures	● Annually evaluating qualifications, independence, and diversity of the members of the Board
● Reviewing and approving the Compensation Discussion and Analysis disclosures in the proxy statement	● Reviewing related party transactions	● Providing oversight of the Company’s corporate governance
● Evaluating the Company’s cybersecurity program and responses to cybersecurity threats
● Evaluating the response of management to reports regarding suspected violations of our Code of Conduct

Oversight of Cybersecurity

The Audit Committee receives reports, including with respect to risks and risk management, and relevant legislative, regulatory, and technical developments, from senior management on data security, cybersecurity, and information security-related matters at least quarterly. The full Board receives a report on these discussions from the chair of the Audit Committee as needed based on the nature of the risk environment.

Oversight of Corporate Responsibility Risks

The full Board of Directors has been highly engaged with management regarding the evolution of corporate responsibility practices and reporting. The Board oversees the company's assessment and response to risks as well as its long-term strategy. Given the cross-functional nature of corporate responsibility, oversight responsibility is the responsibility of the full Board of Directors, with certain goals allocated to appropriate committees. For example, the Compensation Committee may provide oversight of our approach to cultivating an inclusive workforce. The Nominating and Governance Committee oversees corporate responsibility, including best practices in governance. The Audit Committee oversees disclosure practices related to corporate responsibility.

Sustainability and Corporate Responsibility

Echoing the Mesa Way, we see every day as an opportunity to improve - from water conservation to employee development, from data security to energy efficiency within our buildings. Through our work and that of our customers, we hope to build more livable, sustainable communities that help us protect the vulnerable around the world.

Corporate Responsibility Framework: Three Areas of Focus

Mesa recognizes specific corporate responsibility factors that create value and are highly relevant to our business and stakeholders. We hope to continue cultivating the transformational potential that excellent corporate responsibility can have with respect to our people, processes, and products.

Our products and solutions are used by customers around the world to protect the integrity of processes, ensure safety, and provide accurate, reliable information. By delivering the highest caliber products and services possible to a broad range of industries and applications, we are committed to protecting society and individuals. In alignment with the value we bring to our customers, we believe that conducting our business by sustaining the environment, supporting our local communities, embracing an inclusive workforce, and adhering to a strong culture of compliance and ethics will positively impact our customers, stockholders, employees, community, and environment.

Guidelines for Business Conduct and Governance

Our Code of Conduct is applicable to all of the Company’s directors, officers and employees. The Code of Conduct contains written standards that are designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code of Conduct and accountability for adherence to the Code of Conduct. Additionally, the Code of Conduct sets forth information and procedures for employees to report ethical or accounting concerns, misconduct, or violations of the Code of Conduct in a confidential manner. The Code of Conduct may be found on our website at investors.mesalabs.com/governance/governance-documents. Based on information submitted by the directors and executive officers, none of our directors or executive officers is involved in, or has been involved in, legal proceedings during the past ten years that are material to an evaluation of the ability or integrity of any such director or executive officer.

Stock Ownership and Insider Trading Policies

The Board has adopted share ownership guidelines relating to ownership of the Company’s securities by the Company’s executive officers and non-employee directors. Subject to the terms of the policy:

●

Each non-employee director must acquire and continue to own shares of the Company's common stock with a minimum value of at least three times the director's total annual Board retainer within five years after the director's first election to the Board;

●

The CEO must acquire and continue to own five times his base salary in shares of the Company’s common stock within three years after the approval of the policy or within five years into his/her tenure; and

●

Each of the other executive officers must acquire and continue to own three times his base salary in shares of the Company’s common stock within three years after the approval of the policy or within five years into his/her tenure.

For the purposes of this policy, shares held directly or indirectly (for example by a spouse, trust, or controlled entity), and unvested restricted stock units count as ownership. Unexercised options and unearned performance stock units are not counted towards meeting the guidelines. All directors and executive officers currently comply with their respective share ownership requirements or are on track to meet them within the five-year period.

Under the Company’s insider trading policy, employees, including executive officers and directors, are not permitted to engage in the following transactions with respect to the Company’s stock: short sales, put or call option transactions, trades on margin or pledges of Company securities, or hedging transactions relating to securities issued by the Company. Gifts (transfers of Company stock without consideration) are allowable with prior approval from an appropriately designated person, but are prohibited during a period when an insider is not permitted to trade.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation, overseen by our Nominating and Governance Committee, to determine whether the Board and its committees are functioning effectively. The Nominating and Governance Committee reviews the results and presents actionable recommendations to the full Board to enhance overall performance and governance practices.

Interested Party Communications

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or any of the following: Audit Committee Chairperson, Compensation Committee Chairperson, Nominating and Governance Committee Chairperson, c/o Corporate Secretary, Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood, CO 80228. All mail received will be opened and screened for security purposes. All mail other than trivial or obscene items will be forwarded. The Company will forward any remaining shareholder communication to the Chairperson, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director of the Board for such purposes or by secure electronic transmission.

Director Nominations

In evaluating potential director candidates, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to ensure that at least a majority of the directors are independent. In identifying potential new director candidates, the Nominating and Governance Committee may rely on recommendations made by current directors and officers. Additionally, the Nominating and Governance Committee will consider candidates recommended by shareholders on the same basis as candidates recommended by other parties. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

The Nominating and Governance Committee believes that the following minimum qualifications must be met by all directors:

●	High ethical character, with no conflict of interest in serving;
●	A commitment to the Company’s long-term business success and long-term interests of shareholders;
●	Sufficient time to conscientiously prepare for and attend Board and committee meetings;
●	Personal and professional reputation that is consistent with the image and reputation of the Company;
●	Established record of personal accomplishment in his or her field, such that he or she is able to offer advice and guidance to the Company’s management; and
●	The ability to exercise sound business judgment.

Additionally, the following other qualities, skills and characteristics are important in evaluating director nominees:

●	Contribution to the overall diversity of the Board, not only with respect to gender, ethnicity, and sexual orientation, but also with respect to personal and professional experiences and background;
●	Professional and personal reputations of integrity and ethical behavior as well as mature judgment and the ability to work collaboratively with other members of the Board;
●	An understanding of and experience in oversight, leadership, or governance; and
●	Professional experience and expertise relevant to the Company’s strategy.

The Nominating and Governance Committee applies the same criteria for all candidates. If the Nominating and Governance Committee identifies a need to fill a vacancy on the Board or to expand the size of the Board, it considers candidates from a variety of sources including, as needed, an executive recruiting firm to assist in identifying, evaluating and conducting due diligence on potential director candidates.

Board Diversity

The Nominating and Governance Committee strives to develop a Board that is diverse and inclusive regarding gender, race, and ethnicity. The Board is committed to actively seeking to include highly qualified women and individuals from minority groups in the pool from which new director candidates are selected. Each recruiting firm retained by the Board is instructed to specifically focus on identifying candidates who, in addition to having particular skills and experience, also would add to the diversity of the Board.

Procedures for Recommendation of Nominees by Shareholders

The Nominating and Governance Committee will consider director candidates who are recommended by the shareholders of the Company on the same basis as candidates recommended by others.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of the end of fiscal year 2025 were Ms. Hall (Chairperson) and Messrs. Tripeny and Capone. No member of the Compensation Committee was, during fiscal year 2025, a Mesa officer or employee or had a business relationship with or conducted any transactions with us that is required to be disclosed under Item 404 of SEC Regulation S-K, and no such member has ever served as an officer at Mesa. During fiscal year 2025, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board.

BENEFICIAL Ownership of equity securities of the company

The following table sets forth the number of shares of our common stock owned beneficially as of June 3, 2025 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each of our executive officers and directors, and by all of our executive officers and directors as a group. This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As far as is known, no person owns beneficially more than five percent of the outstanding shares of common stock as of June 3, 2025 except as set forth below. The percentage of beneficial ownership shown in the below table is based on 5,455,437 outstanding shares of common stock as of June 3, 2025. The business address of each director and executive officer is Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood Colorado, 80228.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)	Notes
Beneficial holders of 5% or more of outstanding common stock
BlackRock, Inc.	845,773	15.7%	Based solely on a report on Schedule 13G/A filed on January 22, 2024. The address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.
Conestoga Capital Advisors, LLC	618,111	11.5%	Based solely on a report on Schedule 13G/A filed on January 10, 2025. The address of Conestoga Capital Advisors, LCC is 550 E. Swedesford Rd. Suite 120 Wayne, PA 19087.
The Vanguard Group	370,278	6.9%	Based solely on a report on Schedule 13G/A filed on February 13, 2024. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355
Directors and named executive officers
Gary Owens	127,463	2.3%
John Sullivan Ph.D.(3)	70,658	1.3%
John Sakys	39,366	*
Brian Archbold	17,564	*
Jennifer Alltoft	3,474	*
Shiraz Ladiwala	3,074	*
Shannon Hall	2,785	*
Tony Tripeny	2,679	*
Mark Capone	724	*
All executive officers and directors as a group (9 in number)	267,787	4.9%
(1)	The shares shown include shares that such person has the right to acquire within 60 days of June 3, 2025.
(2)

Percentages of ownership are based upon 5,455,437 shares of common stock issued and outstanding as of June 3, 2025. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options or restricted stock units exercisable or vesting within 60 days after June 3, 2025 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3)	Includes 44,780 shares held indirectly through a trust.
*	Represents less than one percent of the outstanding Mesa's common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than five percent of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors, and greater than five percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, for fiscal year 2025, all required reports were filed on a timely basis under Section 16(a) of the Exchange Act.

Director Compensation

Our director compensation program is designed to appropriately compensate non-employee Board members for the time, expertise and work required to serve as a director and to align their interests with the long-term interests of our shareholders. Under its charter, the Compensation Committee is responsible for reviewing, at least annually, and making recommendations to the Board regarding all matters pertaining to board member compensation. In making compensation recommendations, the Committee considers various factors, including the responsibilities of board members in general and the added responsibilities of committee assignments, the form and amount of compensation paid to directors by comparable companies (such companies are further discussed in the section "Compensation Discussion and Analysis" below), and guidance provided by the Committee’s independent compensation consultant. Directors who are full time employees of Mesa do not receive compensation for their services on the Board.

For fiscal year 2025, non-employee directors received annual cash and equity retainers for service on the Board and committees consistent with fiscal year 2024, as set forth in the table below:

Non-Employee Director Compensation	Annual Retainer(1)	Annual Restricted Stock Units(2)
Director Retainer:	$60,000	$180,000
Committee Chair Retainer:
Audit	10,000	-
Compensation	10,000	-
Nominating and Governance	10,000	-
Chair of the Board	45,000	-
Lead Independent Director	10,000	-

(1)	Retainers are paid quarterly in cash unless the director chooses to convert his or her cash retainer to an equivalent value of restricted stock units (“RSUs”). Mr. Ladiwala elected to receive his retainer in RSUs for fiscal year 2025.
(2)

RSUs represent the right to receive shares of our common stock upon vesting and are granted to non-employee directors annually. The number of shares subject to the award is based on the closing price of our common stock on the grant date, less the present value of dividends expected to be paid during the vesting period. The awards typically vest in full on the first anniversary of the grant date.

Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for Board and committee meetings.

The compensation paid to each non-employee director for fiscal year 2025 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
John Sullivan	105,000	180,105	-	285,105
Jennifer Alltoft	70,000	180,105	-	250,105
Shannon Hall	70,000	180,105	-	250,105
Shiraz Ladiwala	-	250,018	-	250,018
Tony Tripeny	70,000	180,105	-	250,105
Mark Capone	60,000	180,105	-	240,105

(1)	Reflects the grant date fair value under FASB Topic 718 of RSUs awarded to each director. Each of Dr. Sullivan, Messrs. Ladiwala, Tripeny, Capone and Mses. Alltoft and Hall received an annual non-employee director RSU award covering 1,404 shares on August 15, 2024. Mr. Ladiwala elected to receive his Board retainer as 545 RSUs instead of cash. The grant date fair value of all RSUs granted to the non-employee directors was $128.28 per unit for grants on August 15, 2024, which is the closing price of our stock on the grant date, less the present value of expected dividends not received during the vesting period. The RSUs awarded on August 15, 2024 vest on the first anniversary of the grant date, subject generally to the director’s continued service as a director through the vesting date.
Note:	No stock options were granted to members of the Board of Directors during fiscal year 2025, and no stock options were held by members of the Board of Directors as of March 31, 2025.

Proposal 2

Ratification of the Selection of Our Independent

Registered Public Accounting Firm

Shareholder ratification of the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm (“independent auditor”) is not required by our Bylaws or otherwise. Our Board, however, is submitting the appointment of Baker Tilly to the shareholders for ratification as a matter of good corporate governance. Moss Adams, LLP was our auditor in fiscal year 2025 and merged with Baker Tilly effective June 3, 2025. If shareholders approve this proposal, we will consider it a ratification of the Audit Committee's appointment of Baker Tilly as our independent auditor for fiscal year 2026. If shareholders fail approve this proposal, the Audit Committee will reconsider whether or not to retain Baker Tilly but will continue to have full discretion to continue to retain Baker Tilly. Even if the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year it determines that such a change would be in the best interest of the Company and its shareholders.

The Audit Committee annually evaluates the performance of our independent auditor, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the committee in deciding whether to retain the independent auditor include:

●	The independent auditor’s capabilities in light of the scope and complexity of our business, and the resulting demands in terms of technical expertise and knowledge of our industry and business;
●	The quality and candor of the independent auditor's communications with the committee and management;
●	The independent auditor’s independence;
●

The quality and efficiency of the services provided by the independent auditor, including input from management on its performance and how effectively it demonstrates independent judgment, objectivity and professional skepticism;

●	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on the independent auditor and its peer firms; and
●

The appropriateness of the independent auditor’s fees, its tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure independent auditor's continued independence.

The Audit Committee also oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the committee’s instruction, Baker Tilly will select candidates to be considered for the lead engagement partner role, who are then interviewed by members of management. After considering the candidates recommended by Baker Tilly, management will make a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the members of the Audit Committee, individually and/or as a group, will interview the leading candidate, and the Audit Committee will then consider the appointment and approve the selection. A new lead engagement partner was appointed for the fiscal year 2025 audit.

The Audit Committee charter sets out procedures that the Company must follow when retaining the independent auditor to perform audit, review and attest engagements and any engagements for permitted non-audit services. All services performed by the independent auditor for fiscal year 2025 were pre-approved by the Audit Committee in accordance with this policy, following a determination by the committee that the fees to be paid to the independent auditor in each year, including in connection with non-audit services, were appropriate, necessary and cost-efficient in the management of our business, and did not present a risk of compromising the independence of the independent auditor.

Fiscal year 2025 was the first year that Baker Tilly US, LLP (formerly Moss Adams, LLP) conducted the audit of our financial statements. RSM, LLC (“RSM”) served as the Company’s independent registered public accounting firm with respect to the audit of the financial statements for fiscal year 2024. The decision to appoint a new independent auditor in fiscal year 2025 resulted from a request for proposal process directed by the Audit Committee. The audit report of RSM for fiscal year 2024 did not contain any adverse opinion or disclaimer of opinion on the financial statements and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal year 2024 and the subsequent interim period through the dismissal of RSM, there were no (1) disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused RSM to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for three material weaknesses in internal control over financial reporting that existed as of March 31, 2024 related to controls concerning the review of complex technical accounting for non-routine transactions, the appropriateness of the useful life of acquired customer relationships, and certain controls related to change management and logical access related to our enterprise resource planning tool.

In connection with the audit of fiscal year 2025, there were no disagreements with our independent auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the independent auditor, would have caused them to refer to such disagreement in connection with their report.

A representative of Baker Tilly will be available to respond to appropriate questions at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF Baker Tilly US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2026.

Audit and Non-Audit Fees

The following sets for the aggregate fees billed to and incurred by the Company for fiscal years 2024 and 2025. Baker Tilly served as our independent auditor beginning with the second quarter of fiscal year 2025, RSM served as our independent auditor from the second quarter of fiscal year 2024 through the first quarter of fiscal year 2025, and Plante & Moran, PLLC served as our independent auditor for the first quarter of fiscal year 2024:

	Year Ended March 31,
Type of Fees	2025 (Baker Tilly)	2025 (RSM)	2024 (RSM)	2024 (Plante Moran)*
Annual audit and quarterly review	$1,627,069	$165,900	$1,642,745	$45,365
Audit-related fees	-	-	-	20,950
Tax-related fees	-	-	-	9,000
All other fees	-	-	-	-
Total	$1,627,069	$165,900	$1,642,745	$75,315

*We paid an additional $9,965 to Plante & Moran in fiscal 2025 for their consent procedures related to our fiscal year 2025 financial statements, which are reflected in “Annual audit and quarterly review” fees.

Audit Fees

Audit fees are composed of fees for the audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements. This includes fees related to, for example, providing comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category also includes audit fees related to any recently completed acquisitions included in audits of our annual financial statements.

Audit-Related Fees

Audit-related fees are composed of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “audit fees” above, including fees related to audits of our employee benefit plans.

Tax Fees

Tax fees consist primarily of transfer pricing work.

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Mesa specifically incorporates this report by reference therein.

The Audit Committee is composed of three non-employee directors of the Company. All members are independent as defined under applicable Nasdaq rules. The Audit Committee held four meetings during fiscal year 2025. The Audit Committee operates under a written charter adopted by our Board of Directors. As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended March 31, 2025.

In connection with the March 31, 2025, financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements as of March 31, 2025 and for the year then ended with management; (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards 1301, Communication with Audit Committees, and matters required by applicable requirements of the PCAOB and SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and; (4) discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2025 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to the independent registered accounting firm for fiscal year 2025 for audit services. As no non-audit services were rendered by the independent registered accounting firm, the Audit Committee concluded that independence has been maintained.

The Audit Committee

Tony Tripeny, Committee Chairperson

Jenny Alltoft

Mark Capone

Proposal 3

Advisory Vote on Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote to approve the compensation of our executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our executive officers. This vote is advisory and is not binding on our Company or Board of Directors, but in the event of any significant vote against this proposal, the Compensation Committee will consider whether any actions are appropriate to respond to shareholder concerns.

We hold non-binding advisory votes on the compensation of our named executive officers (sometimes referred to as "NEOs") at every annual meeting of shareholders. The Board values the opinion of the shareholders and believes that holding the say-on-pay vote annually allows the Board to receive timely feedback on our executive compensation program. We conducted an advisory vote on the frequency of the say-on-pay vote at our 2022 annual meeting of shareholders. Following the recommendation of our shareholders, we will continue to hold our say-on-pay vote on an annual basis. The next advisory vote on the frequency of the say-on-pay vote will occur at the 2028 annual meeting of shareholders.

At our 2024 annual meeting of shareholders, we received the support of 94.6% of the votes cast in our say-on-pay vote. We believe these results reflect substantial shareholder support for our executive compensation programs, and the adjustments made thereto over the past several years based on shareholder feedback. We continue to commit to shareholder engagement. In fiscal year 2025, we contacted 23 of our largest shareholders, representing approximately 80% of our outstanding shares, to better understand areas where we can sustainably improve, including with respect to our executive compensation programs and what adjustments shareholders might recommend. We incorporated additional feedback from investors in the design of our fiscal year 2025 executive compensation program by setting a three-year performance period for PSU awards and by weighting the TSR component of PSU awards at 50% of the total award value. In fiscal year 2026, PSUs will be based solely on the performance of our share price performance relative to a group of our peers, defined as the S&P composite 1500 Healthcare Index.

The Company believes the compensation of its executive officers should provide a fair reward for significant effort and should stimulate our executive officers’ professional growth. The Board believes the compensation of the Company's executive officers should align the executive officers’ interests with those of the shareholders and should focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies. We urge shareholders to read the "Compensation Discussion and Analysis" section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures are designed to achieve our executive compensation objectives, as well as the "Executive Compensation Highlights" section and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe the policies and procedures articulated in the "Compensation Discussion and Analysis" section of this proxy statement are effective in helping us achieve our goals, and that the compensation of our NEOs has supported and contributed to our success.

Say on Pay Resolution

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” executive compensation tables and narrative disclosure in the Proxy Statement for the Company’s 2025 annual meeting of shareholders.

Although this advisory vote is non-binding, our Board and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our named executive officer compensation programs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mesa specifically incorporates this report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Shannon Hall, Committee Chairperson

Mark Capone

Tony Tripeny

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and principles underlying our executive compensation programs, outlines the material elements of the compensation of our executive officers, and explains the Compensation Committee’s determinations as to the actual compensation of our executive officers for fiscal year 2025. In addition, this Compensation Discussion and Analysis is intended to put into perspective the tables and related narratives regarding the compensation of our NEOs that appear following this section.

Named Executive Officers

In addition to Gary Owens, our Chief Executive Officer, whose biography is included in the Nominees for Director section above, our executive officers as of March 31, 2025 were as follows:

Executive Summary

Business and Financial Summary
Fiscal year 2025 presented both opportunities and challenges, with revenues growth in three of our four divisions driving improved Company performance. Our Sterilization and Disinfection Control division continued to benefit from the prior year acquisition of GKE, in addition to achieving organic growth. Our Biopharmaceutical Development division rebounded from industry-wide capital investment declines in the biopharmaceutical vertical in fiscal year 2024, benefiting from improved capital equipment sales in fiscal year 2025. Our Clinical Genomics business continued to face challenges stemming from changing global regulatory environments; however, late in fiscal year 2025 we began to see positive results from strategic changes implemented.

Our record of delivering strong financial performance reflects our commitment to creating long-term shareholder value:

(1)The non-GAAP measure of adjusted operating income is defined to exclude the non-cash impact of amortization of intangible assets, depreciation, stock-based compensation and impairment of goodwill or other assets. The measure has been further adjusted to exclude certain non-recurring items. See Appendix A hereto for a reconciliation of adjusted operating income to operating income as calculated in accordance with GAAP.

In addition to our financial performance, during fiscal year 2025, we completed the following key corporate initiatives:

●	Restructured our corporate debt, settling a portion of our convertible debentures and reducing potential for shareholder dilution;
●	Fully integrated GKE into our corporate infrastructure and operations;
●	Improved the effectiveness of our internal controls over financial reporting with the assistance of a third-party consultant. No material weaknesses were identified in fiscal year 2025;
●	Reduced inventory by 22.4% versus fiscal year 2024 via our improved procurement processes and the normalization of supply chain delivery times;
●	Simplified our legal organizational structure which led to enhanced tax planning and operational efficiencies;
●	Conducted 45 lean events during fiscal year 2025 that were intended to improve efficiency in our operations; and
●	Offered leadership training and engagement to management and supervisors.

We are proud of the progress we made in fiscal year 2025, both in delivering improved financial performance and advancing our strategic objectives. Our strategy remains consistent: drive growth organically and through acquisitions, improve our operating efficiency, and continue to hire, develop and retain top talent. Every day, we remain committed to our purpose of Protecting the Vulnerable®, taking a customer-focused approach to developing, building and delivering our products and services.

2024 Say-on-Pay Vote and Shareholder Engagement

We hold advisory votes on the compensation of our NEOs (a “say-on-pay vote”) at every annual meeting of shareholders. Our Board values shareholder input, and this annual advisory vote provides an important opportunity for shareholders to provide us with timely input on our executive compensation program. At our 2024 Annual Meeting, 94.6% of the votes cast supported our say-on-pay proposal.

Additionally, as an annual best-practice, we reached out to shareholders representing approximately 80% of our outstanding shares during fiscal year 2025 to solicit feedback on our executive compensation programs and governance practices. Some investors either did not respond or indicated that a discussion was not needed at that time. Shareholders representing approximately 40% of our total shares outstanding accepted our invitation and met with members of the Board of Directors and senior management.

In our engagement meetings, shareholders expressed strong support for our executive compensation program. Based on shareholder feedback, we implemented the following enhancements to our compensation plans in fiscal year 2025 to further align with shareholder interests:

●	Fiscal year 2025 PSU awards include a three-year performance period, compared to the one-year performance period used for awards granted in prior fiscal years.
●	Fiscal year 2025 PSU awards include a standalone relative TSR component comprising 50% of the PSU awards’ value, compared to a 20% TSR modifier for awards granted previous years.
●	Fiscal year 2026 PSU awards will vest solely based on standalone relative TSR metrics measured over a three-year period.

In addition to these changes, we continue to design the performance criteria associated with our compensation plans to be sufficiently challenging, aligned with Mesa’s long-term value drivers, and differentiated between short-term and long-term goals and incentives. Looking to the future, the Company remains committed to maintaining ongoing communication with our shareholders, so that we continue to remain fully aware of and responsive to shareholder expectations for our executive compensation practices.

Pay Mix

For our compensation programs to be successful, they must be effectively aligned with our key strategic and financial goals. We accomplish this alignment by delivering the majority of NEO compensation in the form of at-risk variable pay that is directly tied to financial performance measures and well-aligned to practices of our compensation peer group companies.

The 2025 target direct compensation mix for our CEO and other NEOs are shown in the graphs below. Equity awards are reflected at grant date fair value.

*NEO Compensation Mix consists of the average compensation for our Chief Financial Officer and our Senior Vice President of Operations and Continuous Improvement.

Compensation philosophy and practices

Compensation Philosophy and Objectives of Our Compensation Program

The Compensation Committee oversees our executive compensation program for our NEOs. The Compensation Committee has designed a compensation program for NEOs to attract, retain and motivate exceptional talent in a highly competitive market environment while focusing the executive team and the Company on the creation of long-term value for our shareholders. The Compensation Committee has the authority to engage outside consultants or purchase compensation surveys, if needed, for evaluation of executive compensation levels.

The following table outlines the major tenets the Compensation Committee uses in designing compensation programs. We believe that these guiding principles help the Compensation Committee achieve its vision of having a compensation program that is competitive, aligned with shareholder interests, balanced, and motivating.

Philosophy
Pay for Performance	●	Our executive compensation programs should be heavily weighted toward at-risk pay and should align with the Company’s operational plans, tying pay to performance.
	●	Our performance target levels should be challenging but attainable and consistent with the business plans reviewed by the Board, so that targets appropriately motivate and incentivize management.
	●	Our performance targets and objectives should include both short-term goals to focus management on day-to-day operations, as well as long-term goals that incentivize the long-term creation of shareholder value.
	●	Our long-term incentive compensation should reflect the experiences of our shareholders.
Shareholder Alignment	●	Our executive compensation programs should deter excessive risk taking.
	●	Performance targets and objectives should align with performance that is most likely to result in attractive returns to our shareholders.
	●	Executives should be rewarded based on controllable performance and growth.
Talent Retention	●	Our executive compensation programs should enable us to attract, motivate, retain, and reward executives whose knowledge, skills and performance are critical to our success.
	●	Our compensation programs should be competitive with companies in our compensation peer group and broader industry trends.
Strategy	●

Our executive compensation programs should foster a shared commitment among executives by coordinating their performance goals with the Company's overall strategy, maximizing enterprise-wide collaboration and integration.

	●	Our executive compensation programs should align with the Company's core values, ethics, and culture.
	●	Our executive compensation programs should motivate our executives to manage our business to meet our short-term and long-term objectives and reward them for meeting these objectives.
Flexibility	●

Our executive compensation programs should allow for flexibility so that the Compensation Committee can address:

        -business needs

        -competitive issues

        -compensation trends in the industry

        -the broader economic environment

        -special situations that may be encountered in the recruitment, retention, and promotion of employees

	●	Our executive compensation programs should allow for variation from year to year and should be customizable by person, depending on the circumstances.

Our Executive Compensation Practices

What We Do
✔	Pay for performance: The majority of compensation offered to executives is at-risk, variable pay, aligning pay with performance.
✔	Align performance metrics with shareholder interests: We use relative total shareholder return and Company financial and strategic performance metrics closely aligned with our growth drivers to measure performance for executive compensation purposes.
✔	Balance short- and long-term performance metrics: Our 2025 and 2026 PSUs are measured over three years, and our 2026 PSUs include an additional one-year holding period. RSUs generally vest over three years. We also award annual cash incentives based on current year performance.
✔	Engage independent consultants: Each year, we engage an independent compensation consultant to advise on executive compensation program design.
✔	Benchmark compensation against peers: Each year, we benchmark executive compensation against a compensation peer group of appropriate companies in related industries, of a similar size and business complexity.
✔	Enforce stock ownership guidelines: All of Mesa's NEOs were compliant with stock ownership guidelines as of March 31, 2025.
✔	Cap short-term incentives: We limit maximum payouts under our annual incentive plan to discourage excessive risk-taking.
✔	Maintain a Clawback Policy: Our Clawback Policy allows us to recover incentive compensation from our executive officers if necessary.
✔	Engage with shareholders: We meet annually with shareholders to gather their feedback on our executive compensation program and our corporate governance.
What We Don't Do
X	Allow hedging or pledging: We do not allow employees to engage in hedging or pledging of our securities.
X	Provide excess perquisites: We do not provide perquisites to our employees, including to our executive officers.
X	Offer tax gross-ups: We do not provide tax gross-up payments to our executive officers.
X	Provide excess executive retirement benefits: We do not offer supplemental executive retirement plans, nonqualified defined contribution, or deferred compensation plans to our executive officers.
X	Guarantee bonuses or pay increases: We do not provide guaranteed bonuses or pay increases to our executive officers.
X	Incentivize excessive risk-taking: Our plans are designed to avoid incentivizing excessive risk taking.
X	Re-price shares: We do not re-price stock options without shareholder approval.
X	Pay dividends prior to vesting: Dividends on equity awards are paid only after the awards have vested.

Components of Executive Compensation

Pay Elements

Our executive compensation program was comprised of the following primary components in fiscal year 2025:

Fiscal Year 2025 Base Salary

We pay a competitive base salary to compensate our executive officers for day-to-day services rendered during the year and to provide them with a competitive level of fixed income regardless of our stock price performance. This helps avoid incentives to create short-term stock price fluctuations and mitigates the impact of forces beyond our control such as general economic and stock market conditions. Our Compensation Committee regularly reviews base salaries and annually engages our independent compensation consultant to conduct compensation benchmarking to assess market-competitiveness. Decisions regarding individual positioning take into account level of responsibility, time in role, current salary and individual performance, as well as the most relevant external market data. Our Compensation Committee may also review an executive officer’s base salary from time to time during a year, including upon promotion or expansion of responsibilities.

For fiscal year 2025, informed by the factors described above, our Compensation Committee increased the base salaries of our NEOs as summarized below:

Executive	Fiscal Year 2024 Base Salary	Fiscal Year 2025 Base Salary	% Change
Gary Owens	$754,000	$783,000	4%
John Sakys	$452,000	$479,000	6%
Brian Archbold	$404,000	$420,000	4%

The increases to our NEOs' salaries were implemented effective June 1, 2024. The 4% base salary increases for by Messrs. Owens and Archbold and the 6% base salary increase for Mr. Sakys are aligned competitively relative to the companies with whom we compete for talent.

Short-Term Incentive Plan

The Compensation Committee believes it is in the best interest of our shareholders to have a substantial component of total compensation "at-risk" and dependent upon financial performance. The Short-Term Incentive Plan, or "bonus plan", is our annual cash incentive program for employees. It is designed to align executive compensation with the achievement of critical near-term goals for the organization.

Short-Term Incentive Plan Structure

The Company’s NEOs are eligible to receive short-term incentive compensation pursuant to the annual bonus plan based on achievement of (i) Company-wide Performance Factors and (ii) except for the CEO, performance objectives tied to individual results for their respective functional areas (Individual Performance Factors). The final award can range from 0% to 200% of target, depending on the financial and non-financial strategic performance of the Company against pre-set performance targets. In no circumstance can an executive earn more than 200% of the executive's stated Bonus target, even if the CPF results are achieved at 200%. As President and CEO, Mr. Owens is responsible for developing company strategy and overseeing all of the Company’s corporate functions, product development and commercial activities. As such, Mr. Owens' incentive payout is calculated based solely on the CPF in order to directly align his compensation with the Company’s performance.

The calculation of the short term incentive plan payout is performed using the following formula:

Target Award

Early in fiscal year 2025, the Compensation Committee established each NEO’s target annual bonus plan compensation as a percent of their base salary (the "target award"). In setting target bonus amounts, the Compensation Committee considered the intended bonus target of each NEO upon entering his position, and also considered relevant market and compensation peer group data to ensure target bonuses are aligned with prevailing market compensation practices for executive positions at comparable companies. Target award amounts for fiscal years 2024 and 2025 are summarized below.

Executive	Fiscal Year 2024 Target Award	Fiscal Year 2024 Target Award as a Percent of Salary	Fiscal Year 2025 Target Award	Fiscal Year 2025 Target Award as a Percent of Salary	Change in Target Award as a Percent of Salary
Gary Owens	$829,000	110%	$862,000	110%	-%
John Sakys	$294,000	65%	$311,000	65%	-%
Brian Archbold	$243,000	60%	$252,000	60%	-%

Based on its analysis of compensation data, including bonus targets relative to compensation peer companies, the Compensation Committee found Mesa's NEOs to be appropriately aligned and no changes were made to short term incentive plan targets as a percentage of salary.

Company Performance Factor

The financial metrics used in our short-term incentive plan are designed to promote the achievement of what we view as the primary short-term financial drivers of shareholder value: maximizing revenue, managing controllable expense, and maintaining sound execution. The Compensation Committee therefore selected two financial measures and one strategic measure for purposes of the fiscal 2025 annual bonus plan. Total Revenues Growth and Adjusted Operating Income Growth are the financial performance measures for our fiscal 2025 annual bonus plan. To balance short-term incentive metrics across financial and non-financial areas that are of strategic significance, the Compensation Committee added an additional strategic performance metric for fiscal year 2025, focused on inventory reduction.

Measure	Weighting at Target		Why it Matters
Financial
Revenues Growth (#)	40%	●	Revenues Growth is a strong indicator of our long-term ability to drive shareholder value
		●	Allows for evaluation of comparable financial results over time
		●	Rewards participants for acquisitions that drive growth in revenues
		●	Prevalent, industry-relevant measure of growth
		●	Consistent with Management’s approach to performance measurement, forecasting, and communications with investors
Adjusted Operating Income Growth (^)	40%	●	Reflects achievement of our strategic goals by encouraging efficient operations and resource allocations in order to maximize earnings relative to revenue
		●	Encourages all employees to contribute to the success of the Company
		●	Enables comparison of Company performance to market performance on a like-for-like basis, given the varying degree by which we and our peers grow through acquisition
Strategic
Inventory Reduction (▲)	20%	●	Encourages Management to take actions to reduce inventory levels following supply chain difficulties in prior years
		●	Use of on-hand inventory or refraining from purchasing new inventory results in more cash on hand to be deployed strategically
		●	Reduces expenses associated with inventory storage, expiration, and obsolescence

Company performance measured against the pre-established financial and strategic bonus plan measures is reflected in the chart below:

FY 2025 Short-Term Incentive Plan Performance/Payout Matrix

	Markers	THRESHOLD PERFORMANCE LEVEL	TARGET PERFORMANCE LEVEL	MAXIMUM PERFORMANCE LEVEL	Payout % (Before Weighting)	Metric Weighting	Weighted Payout
Total Revenues (in Dollars)	216.2M FY25; 241.0M FY25	216.5M	234.1M	251.6M	139%	40%	56%
Adjusted Operating Income^ (in Dollars)	50.5M FY24; 56.7M FY25	50.3M	55.9M	61.5M	116%	40%	44%
Inventory Reduction (in Dollars)	32.7M FY24; 25.4M FY25	32.9M	30.7M	28.6M	200%	20%	40%

COMPANY PAYOUT PERCENTAGE: 140%

(#)

The revenues growth target is defined based on total GAAP revenues earned during the fiscal year. Total revenues of $241.0 million resulted in achievement of 139% of target levels for this performance metric.

(^)

AOI is a non-GAAP measure defined as: adjusted operating income, excluding the non-cash impact of amortization of intangible assets, stock-based compensation, depreciation, and any impairment of goodwill and long-lived assets. AOI was adjusted to exclude certain non-recurring expenses, including GKE integration costs and non-cash GKE inventory step-up amortization, resulting in an adjusted AOI of $56.7 million during fiscal year 2025 and achievement of 116% of target levels for this performance metric.

(▲)

Inventory reduction is defined to set a target inventory level, exclusive of inventory acquired as part of any business combination consummated during the fiscal year. At March 31, 2025, Mesa's inventory was $25.4 million. The threshold target for inventory was $28.6 million. Since Mesa's inventory was lower than the threshold, this CPF was achieved at 200% for this performance metric.

Overall Achievement from Company Performance Factor
Based on the formulaic weighted average achievement of the financial and strategic bonus plan measures for fiscal year 2025, the Compensation Committee concluded that an overall achievement of 140% of target was attained under the Company Performance Factor.

Individual Performance Factor

The Individual Performance Factor ("IPF") subjects the preliminary bonus plan award for Messrs. Sakys and Archbold to an upward or downward adjustment (not to exceed 30%) based on the applicable executive's personal performance as measured against the individual's goals for the year. The goals are designed to be challenging to achieve at target (i.e., 100%). In determining the individual performance factor modification for those executive officers, the CEO considers each executive's individual accomplishments that helped the Company achieve progress on its growth strategy, including growing the business both organically and through further acquisitions, improving operational efficiency, and continuing to hire, develop and retain top talent. The performance assessment for individual goals is not calculated on a line-item basis, but rather represents an overall assessment of how the NEO contributed to the success of the Company through and within the NEO's area of responsibility.

Achievement Under the Individual Performance Factor

The CEO in conjunction with the Compensation Committee reviewed and approved the attainment of individual performance objectives by Mr. Sakys and Mr. Archbold for fiscal year 2025 as follows. The CEO’s award is not modified based on individual performance, but rather is solely dependent on Company performance.

John Sakys:

●

Supported Mesa’s continued focus on delivering strong financial performance, especially the company's financial planning and analysis capabilities, supporting an operating income increase of 106.0% for fiscal year 2025 versus fiscal year 2024.

●	Focused on global compliance and governance to allow for improvements in the Company's internal controls, processes and procedures.
●	Sponsored the Company's integration of GKE onto its enterprise resource planning tool, including combining legal entities to help the business run more efficiently, with lower compliance costs in the future.
●	Addressed the Company's capital structure and financing options by refinancing its credit facility, allowing proceeds to be used to service the company's convertible debt.

Brian Archbold:

●	Sponsored several breakthrough Kaizen events, which are large events of 4-6 Kaizen teams, driving measurable change in our business processes.
●	Continued to scale the global operations team so that the organizational structure of the operations department supports the company's vision and operating model.
●	Fostered continuity of business and on-time delivery across the Company's global plants.
●	Served as executive sponsor of the Company's Corporate Responsibility mission.

Short Term Incentive Plan Payout

The following table sets forth the bonus plan target award and the actual bonus earned and approved for each NEO for fiscal year 2025.

Executive	Bonus Target	CPF (%) (A)	IPF (B)	Payout percentage (A*B)	Total Bonus Payout
Gary Owens	$ 862,000	140%	n/a	140%	$ 1,206,800
John Sakys	$ 311,000	140%	100%	140%	$ 435,400
Brian Archbold	$ 252,000	140%	100%	140%	$ 352,800

Long Term Equity Compensation

Annual Review of Long-Term Incentives

The Compensation Committee believes that performance-based and time-based long-term equity award incentives in the form of PSUs and RSUs are effective vehicles to align individual and team performance with the achievement of the Company’s strategic and financial goals over time, retain our NEOs, and align the interests of our NEOs with those of our shareholders. Further, the Compensation Committee believes it is in the best interest of our shareholders to provide long-term incentives to each NEO through stock-based incentives since they directly tie NEO long-term compensation to the performance of our share price.

Grant Practices for Annual Equity Awards for Fiscal Year 2025

For fiscal year 2025, the Compensation Committee considered a number of factors in determining the terms, conditions and amount of target equity incentive compensation to grant to the executive officers, including:

●	how Company performance during the fiscal year could impact NEO compensation;
●	the practices of our compensation peers and competitors in granting equity awards;
●	the total target compensation for each NEO;
●	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;
●	the number of RSUs held by the executive officers;
●	the vesting schedule of the unvested equity awards held by the executive officers;
●	the financial statement impact of any equity award; and
●	the available shares under the Company’s equity incentive plan.

Equity Award Types

Following a comprehensive review of market pay practices the Compensation Committee developed a long-term incentive program with the intent to remain competitive with the companies in our peer group in award mix and performance metrics. The mix of grants made to NEOs during fiscal year 2025 were as follows:

Fiscal Year 2025 Equity Award	Weighting			Description
Performance-Based RSUs (PSUs)	50%	●		Each earned PSU entitles the NEO to one share of our common stock upon vesting.
		●		Of the dollar value of PSUs awarded:
			o	One-half may be earned based on total GAAP revenues measured over the three-year period from April 1, 2024 until March 31, 2027.
			o	One-half may be earned based on the Company's relative TSR measured against a peer group, defined as the S&P composite 1500 Healthcare Index. Relative TSR is measured from June 18, 2024 until June 18, 2027.
		●		The awards vest on June 18, 2027, subject to achievement of the related GAAP revenue or relative TSR metrics. If revenues are not achieved at 92.5% of target, or if relative TSR is below the 25th percentile within the peer group, then none of the shares subject to that particular metric will vest.
Time-Based RSUs	50%	●		Each RSU entitles the NEO to one share of MLAB common stock upon vesting. RSUs vest pro-rata over a three-year service period beginning on the first anniversary of the grant date.

In fiscal year 2025, the Compensation Committee continued to grant 50% of total executive equity awards as PSUs. The Compensation Committee also changed the PSU program to emphasize alignment with shareholder interests by designing an award based more heavily on relative TSR. The remaining 50% of total executive equity awards granted in fiscal year 2025 were issued as RSUs, in contrast to previous years in which awards were split between RSUs and options. Analysis from the Company’s independent compensation consultant, Frederic W. Cook & Co, Inc. (“FW Cook”) showed that the equity mix selected is aligned with competitive trends among our compensation peer group. Additionally, RSUs encourage retentive behavior, one of the factors considered in designing compensation plans.

2025 Annual Equity Awards

The following table sets forth the grant date fair value of the 2025 annual equity awards made to each of our NEOs.

Executive	Performance Stock Units	Restricted Stock Units	Total Equity Award Value
Gary Owens	$2,300,150	$2,300,020	$4,600,170
John Sakys	750,205	750,087	1,500,292
Brian Archbold	675,125	675,087	1,350,212

In determining the 2025 equity awards for our NEOs, the Compensation Committee reviewed (i) the compensation peer group information provided by FW Cook, (ii) Company and business unit performance, (iii) individual performance, (iv) prevailing market trends, (v) feedback from shareholders, and (vi) the views of the CEO (in the case of the other NEOs), and applied judgment in determining that the equity awards were appropriate, and in alignment with our compensation philosophy and strategic market positioning. The target equity awarded to each of the NEOs is intended to align their compensation generally with the market median for similar positions; thus, equity targets for our NEOs increased somewhat compared to grants made in fiscal year 2024.

Fiscal Year 2025 PSUs

In response to feedback from shareholders, the Compensation Committee made changes to the design of the fiscal year 2025 PSUs, which make up 50% of NEO long-term incentive compensation. PSUs granted in 2024 included a TSR-based modifier which adjusted the number of vesting awards up or down by a maximum of 20% based on the Company's share price relative to a group of its peers. Those awards also included short-term and long-term performance criteria, including a GAAP revenue metric measured over a one-year performance period. In contrast, the fiscal year 2025 PSUs are dependent on two equally-weighted, independent vesting conditions: (i) a three-year cumulative total revenue target and (ii) the performance of the Company's share price relative to a group of its peers, defined as the S&P composite 1500 Healthcare Index, over a three-year period. We believe the new design creates a more sustainable alignment with shareholder interests by weighting the TSR component at 50% and by including only long-term performance metrics.

Performance Metric Selection

The table below and the narrative that follows describe in additional detail the performance metrics used in our 2025 PSUs:

Financial Measure	Why it Matters
Total Cumulative GAAP Revenues	●	Strong indicator of our long-term ability to drive shareholder value
	●	Allows for evaluation of comparable financial results over time
	●	Prevalent, industry-relevant measure of growth
Total Shareholder Return	●	Offers clear alignment between the interests of management and shareholders over the long-term
	●	Summary indicator of long-term performance
	●	Relative (as opposed to absolute) nature of goals accounts for macroeconomic factors impacting the broader market
	●	Balances an absolute financial metric (total cumulate GAAP Revenue) with a relative stock-based performance metric

Fiscal Year 2025 Financial Performance Targets

The weighting and performance levels for the performance metrics for 2025 PSUs were as follows:

	Total GAAP Revenues	Total Shareholder Return(2)
Weighting	50%	50%
Threshold (achievement results in 50% payout)	$678.1 million	25th percentile
Target (achievement results in 100% payout) (1)	$733.1 million	50th percentile
Maximum (achievement results in 200% payout)	$788.1 million	75th percentile and above

(1)	Performance results between the threshold, target and the maximum levels of performance are calculated via linear interpolation by target.
(2)	The TSR performance is measured relative to a peer group, which is defined as the S&P composite 1500 Healthcare Index.

Other Benefits, Including Retirement Plans
In addition to the principal compensation elements described above, we offer our executive officers access to the same benefits we provide all full-time employees. As such, the NEOs have available: competitive medical, dental and vision benefits, flexible spending accounts (including dependent care), supplementary life insurance coverage, disability coverage and an Employee Assistance Program. The Company matches 100% of the first 4% of a participant’s cash compensation that is contributed by an eligible participant to the 401(k) plan, subject to the applicable limits imposed by the Internal Revenue Code of 1986 (the “Code”). We do not offer a deferred compensation plan.

Employment and Change-in-Control Agreements

The Company uses employment agreements to retain and attract highly qualified executive officers in a competitive market and currently has employment agreements with all of our executive officers. We believe that employment agreements help encourage the continued dedication of executives in the event of personal uncertainties or risk of job loss, and help protect the Company in the event an executive leaves the Company. Furthermore, the Compensation Committee believes that the establishment of severance terms in advance allows NEOs to continue to focus on the business rather than on their personal circumstances in the event that a termination event occurs. The terms of our executive officers’ employment agreements are substantially similar and generally establish an initial base salary, a target incentive bonus plan amount or percentage that serves as the basis for the annual cash incentive bonus plan, and an annual equity target upon hire. The employment agreements also include specific terms regarding severance payments and other benefits, if any, due to the executive under various employment termination circumstances. See “Potential Payments upon Termination or Change in Control” for additional information regarding the severance payments each of our NEOs could receive under their employment agreements.

Executive Compensation Process and policies

Roles and Responsibilities

The following information is intended to describe the roles of various parties in designing and administering our executive compensation programs.

The Compensation Committee's Role in Establishing Named Executive Officer Compensation

Our Board has selected the Compensation Committee members for their experience and abilities in determining compensation for our NEOs. The Compensation Committee is primarily responsible for all aspects of our executive compensation program. The Compensation Committee feels that a data driven, objective approach, supplemented by consideration of qualitative factors, is the most appropriate way to exercise its duties. The Compensation Committee retains full discretion in determining executive compensation.

Management's Role in Establishing Compensation

The Compensation Committee believes it is appropriate to consult with management on executive compensation matters because each member of management has significant involvement in and knowledge of the Company’s business goals, strategies and performance and can provide input and valuable feedback. The CEO provides recommendations with respect to the other executive officers’ compensation, but he does not participate in decisions regarding his own compensation. In no event is a member of management present while his or her own compensation is decided.

Management is occasionally invited to attend Compensation Committee meetings; however, more often, the Compensation Committee meets in executive sessions without the CEO or other members of management present.

Role of Independent Compensation Consultants

The Compensation Committee retained FW Cook, an independent executive compensation consulting firm, to provide the Compensation Committee with advice regarding compensation matters in fiscal year 2025.

FW Cook assisted the Compensation Committee with review and assessment of the Company's compensation peer group and provided advice regarding executive compensation levels and practices, guidance on the design of our executive compensation plans, and certain information on market and industry compensation trends and regulatory developments. FW Cook was also invited to attend certain Compensation Committee meetings to provide advice with respect to the fiscal year 2025 executive compensation programs.

All fees paid to FW Cook were in connection with the firm’s work on executive compensation matters on behalf of the Compensation Committee; no fees were paid to the firm for any other work. The Compensation Committee determined that the FW Cook's services to Mesa did not and do not give rise to any conflict of interest. The Compensation Committee considers FW Cook to have sufficient independence from our Company and executive officers to allow it to offer objective advice.

Executive Compensation Timeline

1.	Early in each fiscal year, the Compensation Committee determines the target amounts of each NEO’s base salary, annual short-term incentive award, and equity awards.
2.

The CEO, with assistance from senior management, proposes financial-based Company Performance Factor metrics (“CPF”) for use in measuring achievement under the annual short-term incentive compensation plan and, separately, for PSU achievement. CPFs are subject to review and approval by the Compensation Committee.

3.

Long-term equity awards are granted annually in the first quarter of each fiscal year; future vesting thereof is subject to achievement of the performance- and time-based vesting conditions approved by the Compensation Committee at the time of grant.

4.	Following the end of the performance period, the Company's finance team evaluates financial performance against the approved CPF metrics.
5.

For the annual short-term incentive plan, the CEO assesses the individual contributions of Messrs. Sakys and Archbold in achieving Company goals to recommend any adjustments to their Individual Performance Factors (“IPF”).

6.	The Compensation Committee reviews and approves each NEO's short-term incentive plan award based on CPF and (except for the CEO) IPF outcomes.
7.	Short-term incentive awards are paid out, if earned, in the first quarter of the following year fiscal year.

Determining Target Compensation

General

In establishing target compensation levels, the Compensation Committee considers market practices, internal pay parity (which is based on position, responsibility and contributions of the applicable NEO) and the Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of our executive compensation programs, the Compensation Committee reviews compensation practices and pay opportunities from a selection of publicly traded compensation peer companies as well as general industry survey data. The Compensation Committee also considers pay for performance, individual capability, innovative thinking and action, leadership, experience, and the potential to create value in setting compensation. The Compensation Committee considers all sources of information in the aggregate and does not place particular weight on any one factor.

Compensation Peer Group

Mesa's strategy is to service the biopharmaceutical, healthcare and medical device markets as a life sciences tools company. As the Company's business lines have expanded, both organically and through acquisitions, the complexity of the work facing the management team has increased. For example, the company's international operations have increased in materiality and complexity. Accordingly, the Compensation Committee continued to refine the compensation peer group in fiscal year 2025 in order to better analyze and update the compensation package for NEOs, taking into account the pay opportunities provided at similar companies.

The Compensation Committee believes that the compensation peer group should:

●	Appropriately reflect the nature of Mesa's evolving business strategy as a life sciences tools business operating in a broad scope of areas;
●	Consist of companies with comparably sized revenues and market capitalization to Mesa, and generally below $1 billion;
●	Reflect the complexity of Mesa and include companies with multiple segments;
●	Include companies with multinational operations, including in China;
●	Include growth companies, particularly those focused on growth through acquisitions; and
●	Employ an approximately similar number of employees to Mesa.

With the help of FW Cook, the Compensation Committee evaluated its peer group so compensation peer companies are well-aligned with the Compensation Committee's criteria. The peer group used for our fiscal year 2025 compensation program design consisted of the following. Companies that are new to our compensation peer group in fiscal 2025 are denoted by an '*' in the table below:

2025 Compensation Peer Companies(1)
Adaptive Biotechnologies Corporation	Cryoport, Inc.	Maravai LifeSciences Holdings, Inc.
Artivion, Inc.	Cytek Biosciences, Inc.	Neogen Corporation
AtriCure Inc.*	Haemonetics Corporation*	NeoGenomics, Inc.
Azenta, Inc.	Harvard Bioscience, Inc.	Quanterix Corporation
BioLife Solutions Inc.	Inogen, Inc.	Standard BioTools Inc.*
Codexis, Inc.	LeMaitre Vascular Inc.*	Veracyte Inc.*

(1)	Three companies included in the 2024 compensation peer group, Heska Corporation, Nanostring Technologies, Inc. and Repligen Corporation were removed from the 2025 compensation peer group (Heska Corporation and Nanostring Technologies, Inc. were acquired). Changes to the compensation peer group were identified by FW Cook through a multi-faceted screening methodology that involved filtering a large group of U.S.-based publicly-traded companies down to a relevant set of similarly-sized businesses which meet some or all of the compensation peer group selection criteria above.

As part of a sound governance process, the Compensation Committee anticipates reviewing the list of compensation peer companies on an annual basis.

Using Comparative Compensation Data

FW Cook provided compensation peer group comparison data for the Company’s executive officers including benchmark salaries, short-term incentive targets, and long-term incentive targets for positions similar to Mesa's NEO positions, and the Compensation Committee used this data for context when setting each compensation element and total compensation for executive officers for fiscal year 2025. However, in determining executive compensation, the Compensation Committee did not solely rely on comparative data from, nor did the Compensation Committee target any particular level of total compensation or individual component of compensation against, the compensation peer group. While comparative compensation peer group data provides helpful market information, the Compensation Committee believes in utilizing a number of resources, such as published compensation surveys and other available proxy and compensation data, to evaluate whether our executive compensation program is competitive in the market in which we compete for talent.

Consideration of Responsibilities and Performance

The Compensation Committee’s annual determination of our NEOs’ compensation components and total target compensation is based upon a combination of common criteria applicable to all of the officers, as well as individual objectives and duties, and historical performance at the individual and Company levels. For fiscal year 2025, the Compensation Committee considered a number of measures when establishing the NEOs’ target compensation, including:

●	Consolidated Company financial performance as represented by revenues and adjusted operating income growth;
●	Prior individual performance and compensation;
●	The complexity and scope of the responsibilities of the NEO’s position, as well as any changes to such responsibilities;
●	The NEO’s overall experience, including tenure at Mesa;
●	Market and survey data provided by FW Cook; and
●	In the case of the CEO, the Committee’s evaluation of prior individual performance and
●	In the case of other NEOs, the CEO's evaluation of prior individual performance.

The Compensation Committee believes our executive compensation program’s elements and target compensation amounts have been effectively designed to reflect company and individual performance and reward and motivate behaviors that can create long-term shareholder value. The Committee approved the fiscal year 2025 compensation described in the preceding pages for each of the named executive officers.

Prohibition Against Short Selling, Hedging or Pledging of Company Securities

Our written policy against insider trading (“Insider Trading Policy”) prohibits any director, officer, or other employee from engaging in short sales of, or otherwise hedging, the Company’s securities. This prohibition includes any transaction, direct or indirect, involving financial instruments that are designed to hedge or offset any decrease in the market value of our common stock. This prohibition applies to all securities issued by the Company, including equity and debt. The Company’s Insider Trading Policy also prohibits directors, officers and employees from pledging the Company’s securities as collateral for loans.

Compensation and Risk Oversight

Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In making such determination, the Compensation Committee considered and evaluated not only risks related to the Company’s cash and equity-based compensation programs and practices, but also whether the Company’s compensation plans encourage participants to take excessive risks. The following factors support our conclusion:

●	Overall compensation levels are in a competitive market range for a company of Mesa's size and scope.
●

Our programs use a mix of short-term and long-term incentives and we have increasingly varied our performance metrics to include revenues, profitability, stock price, and strategic-focused goals in an effort to deter imbalanced focus on a single goal.

●	Our compensation programs heavily emphasize stock-related compensation that is earned over multi-year periods, which incentivizes our executive team to focus on long-term value creation.
●	PSUs granted in fiscal year 2025 contain a 3-year total shareholder return metric and a three-year Company performance factor.
●	Annual cash incentives for NEOs and all other eligible company employees are capped at 200% of target, including possible adjustments based on individual performance.
●	We have established stock ownership requirements for the CEO (5 times base salary), for the other NEOs (3 times base salary), and for non-employee directors (3 times annual retainer).
●

Our insider trading policy prohibits officers and all other employees from pledging shares, trading put or call options, and engaging in short sales or hedging transactions involving Mesa's securities.

●

We have established a “clawback” policy for our NEOs that allows us to recoup performance-based equity awards and cash bonus payments in the event of material non-compliance with financial reporting requirements.

●	The Compensation Committee provides close oversight of our compensation programs, including a significant level of engagement, self-assessment and executive session discussions.

Clawback policY

In compliance with SEC and Nasdaq listing standards, in October 2023, the Compensation Committee adopted the Mesa Laboratories, Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy provides that if the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement, we are required to recoup (subject to certain limited exceptions described in the Clawback Policy) any cash or performance-based equity incentive compensation received by any current or former executive officer in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. A copy of the Clawback Policy is included as Exhibit 97.1 to our Form 10-K filed with the SEC on May 28, 2025.

Tax Considerations

In designing our compensation programs, we consider the tax, accounting and disclosure rules associated with various forms of compensation, although the design of our programs is focused primarily on attracting and retaining the top talent in our industry and incentivizing those individuals to execute on the Company’s business strategy and to increase shareholder value.

For tax years beginning on or after January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the qualified performance-based compensation exception to the $1 million per year deduction limit under Section 162(m) of the Code for compensation paid to certain executive officers of the Company (“covered employees”) , and expanded the scope of “covered employees” whose compensation may be subject to this deduction limit. We design programs that recognize a range of performance criteria important to our success, even though compensation paid under such programs may not be deductible for tax purposes.

Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” which are non-deductible by the Company and subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

Section 409A of the Code prescribes various requirements regarding the timing of deferral elections, the timing of payments, and certain other matters affecting nonqualified deferred compensation plans. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. We design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt. Our compensation arrangements do not provide for gross-ups for any penalty taxes or interest that may be imposed under Section 409A of the Code.

Executive Compensation

Summary Compensation Table

The following table lists compensation awarded to or earned by the NEOs for the fiscal years ended March 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Gary Owens	2025	$777,981	$4,600,170	$-	$1,206,800	$14,940	$6,599,891
CEO and President	2024	754,000	3,560,850	774,002	331,600	15,114	5,435,566
	2023	732,692	3,205,716	962,521	282,750	6,692	5,190,371

John Sakys	2025	$474,327	$1,500,292	$-	$435,400	$14,091	$2,424,110
VP and Chief Financial Officer	2024	452,000	1,117,982	243,022	117,600	12,688	1,943,292
	2023	443,077	1,049,830	306,243	93,210	15,115	1,907,475

Brian Archbold	2025	$417,232	$1,350,212	$-	$352,800	$14,312	$2,134,556
SVP of Operations and Continuous Improvement	2024	404,000	910,936	198,042	97,200	12,442	1,622,620
	2023	387,307	748,210	226,725	81,120	17,165	1,460,527

(1)	The amounts reported in the Stock Awards column reflect the grant date fair value of stock awards determined pursuant to ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in our Annual Report for fiscal year 2025 (Note 1. Description of Business and Summary of Significant Accounting Policies and Note 9. Stock Transactions and Stock-Based Compensation). The grant date fair values of PSUs granted during fiscal year 2025 are reflected based on the grant date assumption that financial and TSR based goals will be achieved at target levels of performance. The value of the annual PSU awards granted in fiscal year 2025, assuming maximum achievement of financial performance and TSR performance thresholds would be: Mr. Owens: $4,600,300; Mr. Sakys: $1,500,410; and Mr. Archbold: $1,350,250.
(2)	The amounts reported in the Option Awards column represent the grant date fair value of nonqualified stock option awards granted to each of the NEOs, calculated in accordance with ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s Form 10-K for fiscal year 2025 (Note 1. Description of Business and Summary of Significant Accounting Policies and Note 9. Stock Transactions and Stock-Based Compensation). No stock options were awarded in fiscal year 2025.
(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company’s Short-Term Incentive Plan.
(4)	The fiscal year 2025 amounts reported in the All Other Compensation column reflect 401(k) matching funds for Messrs. Owens, Sakys, and Archbold.

Grant of Plan-based Awards in Fiscal Year 2025

The following table sets forth certain information with respect to grants of plan-based awards for fiscal year 2025 with respect to our NEOs.

			Estimated future payments under non-equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards
Name	Grant Date	Award Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(2)
Gary Owens	--	Short-term Incentive Plan	-	862,000	1,724,000					-
	6/18/2024	Restricted Stock Units(3)							25,607	2,300,020
	6/18/2024	Performance Shares(4)				11,213	22,425	44,850		2,300,150
John Sakys	--	Short-term Incentive Plan	-	311,000	622,000					-
	6/18/2024	Restricted Stock Units(3)							8,351	750,087
	6/18/2024	Performance Shares(4)				3,657	7,314	14,628		750,205
Brian Archbold	--	Short-term Incentive Plan	-	252,000	504,000					-
	6/18/2024	Restricted Stock Units(3)							7,516	675,087
	6/18/2024	Performance Shares(4)				3,291	6,582	13,164		675,125

(1)	Each executive officer was eligible to earn a cash award under our short-term incentive plan, described more fully in the “Short-Term Incentive Plan” discussion above. Our Short-Term Incentive Plan does not contain a formalized “threshold” level of performance that would entitle an executive to a minimum annual cash award. "Target" amounts reflect the amount that would have been paid to the executive officer if achievement against targets resulted in a CPF of 100% with no adjustment for individual performance. "Maximum" amounts reflect the bonus plan amount which would have been payable had achievement against targets been at the maximum level. Actual bonuses paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The grant date fair values of RSUs and PSUs were determined pursuant to FASB Topic 718 based on the assumptions and methodologies set forth in our Form 10-K (Note 1. Description of Business and Summary of Significant Accounting Policies and Note 9. Stock Transactions and Stock-Based Compensation) for fiscal year 2025.
(3)	Restricted stock unit awards vest ratably on June 18, 2025, June 18, 2026, and June 18, 2027.
(4)	The PSUs are earned based on relative TSR and GAAP revenues for three-year performance periods. The GAAP revenues PSUs have a performance period from April 1, 2024 until March 31, 2027, whereas the relative TSR PSUs have a performance period from June 18, 2024 through June 18, 2027. Earned PSUs vest based on the executive's continued service through June 18, 2027.

Outstanding Equity Awards at March 31, 2025

The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of March 31, 2025.

		Option Awards					RSU/PSU Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or other Rights that have not Vested ($)(1)
Owens	6/18/2024							25,607	(2)	3,038,527
	6/18/2024										19,242	(3)	2,283,256
	6/18/2024										12,804	(4)	1,519,323
	9/1/2023							6,601	(5)	783,275
	6/21/2023	6,085	(6)	11,811	(6)	131.67	6/21/2029
	6/21/2023										9,084	(7)	1,077,907
	6/15/2022	10,902	(8)	5,451	(8)	185.57	6/15/2028
	6/15/2022							2,324	(9)	275,766
	6/15/2022							2,102	(10)	249,478
	10/28/2021							23,117	(11)	2,743,063
	9/1/2021	15,786	(12)	-		268.85	9/1/2027
	6/15/2020	13,795	(13)	-		226.72	6/15/2026
	6/10/2019	9,939	(14)	-		203.54	6/10/2025
Sakys	6/18/2024							8,351	(2)	990,930
	6/18/2024										6,276	(3)	744,710
	6/18/2024										4,176	(4)	495,524
	9/1/2023							2,072	(5)	245,864
	6/21/2023	1,911	(6)	3,708	(6)	131.67	6/21/2029
	6/21/2023										2,852	(7)	338,418
	6/15/2022	3,468	(8)	1,735	(8)	185.57	6/15/2028
	6/15/2022							793	(9)	94,097
	6/15/2022							668	(10)	79,265
	9/1/2021	4,933	(12)	-		268.85	9/1/2027
	6/15/2020	3,951	(13)	-		226.72	6/15/2026
	6/10/2019	4,087	(14)	-		203.54	6/10/2025
Archbold	6/18/2024							7,516	(2)	891,849
	6/18/2024										5,648	(3)	670,192
	6/18/2024										3,758	(4)	445,924
	9/1/2023							1,688	(5)	200,298
	6/21/2023	1,557	(6)	3,022	(6)	131.67	6/21/2029
	6/21/2023										2,324	(7)	275,766
	6/15/2022	2,568	(8)	1,284	(8)	185.57	6/15/2028
	6/15/2022							535	(9)	63,483
	6/15/2022							495	(10)	58,737
	9/1/2021	3,421	(12)	-		268.85	9/1/2027
	6/15/2020	1,780	(13)	-		226.72	6/15/2026
	6/10/2019	1,064	(14)	-		203.54	6/10/2025

(1)	The value of equity awards is based on the closing of the Company’s stock on Nasdaq on March 31, 2025, the last trading day of fiscal year 2025, which was $118.66.
(2)	Represents the annual time-based restricted stock unit award grant for fiscal year 2025. Awards vest ratably on each of June 18, 2025, June 18, 2026, and June 18, 2027, subject to the executive's continued employment.
(3)	Represents relative TSR PSUs granted for fiscal year 2025. Achievement under this award will be measured for the period from June 18, 2024 until June 18, 2027 based on the relative performance of the Company's share price compared to a peer group, defined as the S&P composite 1500 Healthcare Index. This award is presented in the table at 200% of target based on achievement as of March 31, 2025 and thus reflects the potential maximum number of shares that could be distributed at the end of the performance period. The awards vest on June 18, 2027, subject to the executive's continued employment.
(4)	Represents performance stock units granted for fiscal year 2025 with financial performance (GAAP revenue) conditions. The performance achievement under this award will be measured for the period from April 1, 2024 until March 31, 2027. The awards are presented in the table above at 100% estimated achievement based on actual performance to date and estimated future performance. The awards vest on June 18, 2027, subject to the executive's continued employment.
(5)	Represents the annual time-based restricted stock unit award grant for fiscal year 2024. The remaining RSUs vest ratably on each of June 21, 2025, and June 21, 2026, subject to the executive's continued employment.
(6)	Represents the annual stock option grant for fiscal year 2024. Remaining shares vest ratably on each of June 21, 2025, and June 21, 2026, subject to the executive's continued employment.
(7)	Represents performance restricted stock units granted for fiscal year 2024. The performance achievement under this award was measured for the period from April 1, 2023 until March 31, 2024 and was achieved at 55%. The awards are presented in the table above at 55% achievement. No adjustment for the TSR modifier is included, based on performance through March 31, 2025. The TSR modifier could increase the number of shared issues upon vesting by up to 20%, depending on the performance of the Company's share price relative to a peer group, measured through June 21, 2026. The awards vest on June 21, 2026, subject to the executive's continued employment.
(8)	Represents the annual stock option grant for fiscal year 2023. The remaining shares vest on June 15, 2025, subject to the executive's continued employment.
(9)	Represents the annual restricted stock unit award grant for fiscal year 2023. The remaining awards vest on June 15, 2025, subject to the executive's continued employment
(10)	Represents the strategic award portion of the performance share unit award for fiscal year 2023. The performance achievement under this award was measured for the period from April 1, 2022 until March 31, 2023 and was achieved at 67%. The remaining awards vest on June 15, 2025, subject to the executive's continued employment.
(11)	Represents performance share units issuable under the CEO award granted in fiscal year 2022, at the actual level of achievement, based on measurement over the three-year period from April 1, 2021 through March 31, 2024. Achievement under this award was 87%. The remaining shares will vest ratably on October 27, 2025 and October 27, 2026.
(12)	Represents non-qualified stock options granted on September 1, 2021. The non-qualified stock options are vested and may be exercised until September 1, 2027.
(13)	Represents non-qualified stock options granted on June 15, 2020. The non-qualified stock options are vested and may be exercised until June 15, 2026.
(14)	Represents non-qualified stock options granted on June 10, 2019. The non-qualified stock options are vested, but expired on June 10, 2025, following the end of our fiscal year 2025.

Options Exercised and Stock Vested

The following table sets forth the aggregate dollar value realized by the NEOs upon the exercise of stock options and the vesting of stock awards during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value Realized on Vesting ($)(3)
Gary Owens	21,000	19,538	19,819	2,201,375
John Sakys	-	-	2,341	258,083
Brian Archbold	-	-	1,734	194,400

(1)	Determined by multiplying the number of options that were exercised during fiscal year 2025 by the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options, but not including any tax impact incurred in connection with such exercise.
(2)	Reflects the number of shares of Mesa common stock acquired on vesting of restricted stock units.
(3)	Determined by multiplying the number of restricted stock units by the market value of the underlying shares on the vesting date.

Potential Payments upon Termination or Change in Control

On September 29, 2021, Mesa entered into Amended and Restated Executive Employment Agreements with each of Messrs. Owens and Sakys and into an Executive Employment Agreement with Mr. Archbold (collectively, the "Employment Agreements"). In June 2025, the Employee Agreements were further amended to adjust the definition of "normal retirement," as described further below.

The Employment Agreements generally have the same severance and other terms except for salary and position description. The Employment Agreements have indefinite terms and continue until terminated by either party.

In the event the Company terminates an executive officer’s employment without cause or the executive officer terminates his employment for good reason, the executive officer will receive: (i) an amount equal to one times the sum of (x) his base salary plus (y) target annual bonus, with such amount paid over the period of 12 months following the date of termination; (ii) an annual bonus for the year in which the termination of employment occurs based on the greater of target or actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment; and (iii) payment equal to the employer-subsidized cost of 24 months of continued group health plan coverage as of the date of his termination of employment. In addition, his equity-based awards will be treated as follows: (a) all awards with greater than three years’ vesting schedule will become vested and exercisable for its full term pursuant to the applicable award agreement; (b) For equity with vesting schedules of three years or less, (x) all restricted stock and options due to vest within the next 12 months will become vested, and options will remain outstanding and exercisable for 14 months, and (y) all performance shares will vest at the higher of actual performance or target.

In the event that the executive officer is terminated during the three months before or the 24-month period following a change in control of the Company, the executive officer will receive the severance pay and benefits listed above, except that (i) the severance amount will equal two times the sum of (x) his base salary plus (y) target annual bonus and will be payable in a lump sum generally within 60 days following the date of termination; (ii) pro-rata bonus; and (iii) payment equal to the employer-subsidized cost for 24 months’ of continued group health plan coverage as of the date of his termination of employment.

In the event that a change in control of the Company occurs, all unvested equity awards held by the executive officer will immediately vest, with any performance-based awards deemed to have been earned at the higher of actual performance through the change in control or target. Options will remain outstanding and exercisable for their full term, unless otherwise cashed out or cancelled as part of the transaction.

If the executive resigns voluntarily without good reason, he will receive no cash severance, and his equity-based awards will be treated as follows: (i) any vested options will be exercisable for the lesser of 90 days after the date of termination or the expiration of the maximum stated term of the option, and (ii) all performance-based awards that were held by executive officer for less than 12 months will be forfeited and all performance-based awards held by executive officer for more than 12 months will time-vest on the date of termination, will be pro-rated based on the number of full months during the applicable performance period through the date of termination and will be earned at the lesser of target level or actual performance at the end of the performance period. For Mr. Owens only, all unvested options held by Mr. Owens on the date of the employment agreement with seven years’ vesting schedule will vest on the date of termination.

Under the Terms of the Employment Agreements, after June 8, 2025 "normal retirement" generally means the executive officer (i) has attained the age of 60, (ii) has provided at least five years of employment service to the company, (iii) has provided at least twelve months advance notice of his retirement (unless such period is waived or shortened by the Company based on applicable facts and circumstances), (iv) has not departed the Company to pursue a position with a competitor of the Company or any affiliate with whom the Company conducts or plans to  conduct material business, (v) engages only in post-termination activities that do not violate applicable restrictive covenants, and (vi) has engaged in appropriate succession planning to support the Company's continued success.

Upon termination of employment by reason of an executive’s normal retirement, the executive is entitled to receive, in addition to any accrued payments and benefits, an annual bonus for the year in which the termination of employment occurs based on the greater of target or actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment. In addition, based on the retirement provisions contemplated in the 2021 Equity Plan or applicable Award Agreement, all unvested equity awards held by the executive upon the executive’s retirement shall continue to vest as if termination did not occur, all restrictions thereon shall lapse, and any performance-based awards shall be deemed to have been earned at actual performance as determined at the end of the applicable performance period. All equity awards that are options will be exercisable for their full remaining term under the applicable award agreement.

All severance payments are subject to the executive signing and not revoking a release of claims.

Estimated Termination Benefits

The following table sets forth estimated cash payments and other benefits that would be paid or provided upon certain terminations of employment (including a termination in connection with a change in control) using cash salaries, cash bonuses, and equity outstanding as of March 31, 2025, and assuming the termination event (and any change in control) occurred on March 31, 2025.

Name	Payment Type	Termination for Cause	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason upon or after a Change in Control(4)
Gary Owens	Cash Payment(1)	$-	$1,645,000	$3,290,000
	Equity(2)	-	9,553,218	11,970,539
	Benefits Continuation(3)	-	51,010	51,010
	TOTAL	-	11,249,228	15,311,549
John Sakys	Cash Payment(1)	-	790,000	1,580,000
	Equity(2)	-	2,205,257	2,988,808
	Benefits Continuation(3)	-	51,584	51,584
	TOTAL	-	3,046,841	4,620,392
Brian Archbold	Cash Payment(1)	-	672,000	1,344,000
	Equity(2)	-	1,911,533	2,606,248
	Benefits Continuation(3)	-	46,240	46,240
	TOTAL	-	2,629,773	3,996,488

(1)	This amount is based on the NEO’s salary as of March 31, 2025 and includes base salary continuation and cash bonus payout. Termination without cause or for good reason results in severance equal to 12 months of base salary and 1x target bonus, plus a pro-rata bonus for the year of termination based on the greater of actual or target performance. Upon termination after a change in control, eligible executives receive 24 months of salary and 2x target bonus, plus a pro-rata bonus for the year of termination based on the greater of actual or target performance.
(2)	If terminated without cause or for good reason, the executive receives the value of any vested equity awards, which is not an incremental benefit to the executive and is not reflected in the table above. In addition, unvested equity awards that have an original vesting period greater than three years, and all equity awards that have a vesting period of three years or less and are due to vest in the 12 months after the termination date, will vest upon any such termination that is unrelated to a change in control. Upon a change in control, all unvested awards are immediately vested. The value of accelerating the unvested stock awards was calculated by multiplying the number of shares underlying the NEO’s unvested RSU and PSU awards that become vested at March 31, 2025 (either because of the executive's termination of employment or because a change in control is deemed to occur as of such date) by our closing price per share of $118.66 on March 31, 2025. All stock options were out-of-of-the-money as of March 31, 2025 and accordingly have no intrinsic value to be included in the table. For the purposes of this calculation, the fiscal year 2024 PSUs are shown at actual measured performance achievement under the plan, and the TSR modifier is assumed to be achieved at +20% with respect to the fiscal year 2024 PSUs. Fiscal year 2025 GAAP revenue PSUs are included at estimated (target) achievement, and fiscal year 2025 relative TSR PSUs are assumed to be achieved at 200%, based on achievement through and at March 31, 2025.
(3)	Benefits continuation is based on the actual company-paid portion of monthly health benefit premiums for the executive during the most recent fiscal year. Contractual benefits payment is approximately equal to the monthly cost of the company-paid portion of premiums multiplied by 24.
(4)	Reflects amounts the executive may receive if both a change in control of Mesa occurs and the executive’s employment is terminated (other than for cause or by the executive without good reason). If the termination occurs immediately prior to or within twenty-four (24) months following a Change of Control, all unvested equity awards will immediately become 100% vested.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding options and rights outstanding under our equity compensation plans as of March 31, 2025. All options reflected are options to purchase common stock.

	(a) Number of Securities to be Issued upon Exercising of Outstanding Options and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
Equity Compensation Plan Approved by Security Holders	473,738	$192.92	186,262
Equity Compensation Plans Not Approved by Security Holders	None	N/A	None
Total	473,738	$192.92	186,262

(1)	Includes shares issuable in connection with awards with performance vesting conditions, with the number of shares issuable dependent on our level of performance. We have accounted for the shares based on actual achievement, if known, or based on maximum possible achievement if performance and/or market conditions remain uncertain as of March 31, 2025. The weighted average exercise price in column (b) includes the weighted average exercise price of options only.
(2)	Includes 186,262 shares remaining available under the 2021 Equity Plan, which is the sole stockholder-approved equity plan under which shares remain available for future issuance and under which we are authorized to grant equity incentive awards. Each share underlying a full value award such as a restricted stock unit counts as one share used against the total number of securities authorized under the plan.

Stock option and stock appreciation right grant policies and practices

While we do not yet have a formal written policy in place with regard to the timing of stock option and SAR grants in relation to the disclosure of material nonpublic information, the Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed. Previous awards of stock options have generally been made in tandem with and at the same time that the Company has issued other types of equity awards as part of its ordinary annual grant practices. Stock option grants, if made, are effective on the date the award determination is made by the Committee, and the exercise price of stock options is the closing market price of our common stock on the last trading day immediately preceding the date of grant.

PAY VERSUS PERFORMANCE

The disclosure in this section shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Mesa specifically incorporates it by reference therein.

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act.

Our Most Important Metrics Used for Linking Pay and Performance

As required by Item 402(v), below are the most important metrics our Committee used to link executive pay to performance for fiscal year 2025. Our stock price performance, as reflected by our relative TSR, directly impacts the vesting and value of the equity compensation awards we grant to executive officers. The other metrics below are used for purposes of determining payouts under either our executive annual cash incentive compensation program or our executive PSU program.

●	Revenues or Revenues Growth
●	Adjusted Operating Income, or AOI

Pay versus Performance Table

The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our net (loss) income for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year Ended March 31,	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net (Loss) Income(6)	Adjusted Operating Income(7)
2025	$6,599,891	$7,940,385	$2,279,333	$2,645,565	$53.50	$55.41	$(1,974,000)	$54,005,000
2024	$5,435,566	$78,000	$1,782,956	$1,100,784	$49.22	$73.17	$254,246,000	$45,968,000
2023	$5,190,371	$(3,599,238)	$1,480,753	$544,787	$77.93	$77.14	$930,000	$44,679,000
2022	$18,076,981	$16,814,532	$1,452,226	$1,785,085	$113.28	$111.45	$1,871,000	$37,899,000
2021	$2,557,718	$9,554,025	$927,468	$2,393,032	$107.96	$168.65	$3,274,000	$36,139,000

(1)	NEOs included in these columns reflect the following individuals:
Year	PEO	Non-PEO NEOs
2021	Gary Owens	John Sakys, Brian Archbold, and Greg DiNoia
2022	Gary Owens	John Sakys, Brian Archbold, and Greg DiNoia
2023	Gary Owens	John Sakys, Brian Archbold, and Greg DiNoia
2024	Gary Owens	John Sakys and Brian Archbold
2025	Gary Owens	John Sakys and Brian Archbold

(2)	Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)	Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). To calculate CAP for each of the years in the table above, the following amounts were deducted from and added to the total compensation numbers shown in the applicable Summary Compensation Tables (SCT):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid

	Fiscal Year
	2025		2024		2023		2022		2021
	(For PEO)	(Average For Non-PEO NEOs)	(For PEO)	(Average For Non-PEO NEOs)	(For PEO)	(Average For Non-PEO NEOs)	(For PEO)	(Average For Non-PEO NEOs)	(For PEO)	(Average For Non-PEO NEOs)
Summary Compensation Table Total	$6,599,891	$2,279,333	$5,435,566	$1,782,956	$5,190,371	$1,480,753	$18,076,981	$1,452,226	$2,557,718	$927,468
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(4,600,170)	(1,425,252)	4,334,852)	1,234,991)	4,168,237)	865,766)	16,417,012)	848,551)	1,813,876)	561,449)
(Minus): Change in Pension Value	-	-	-	-	-	-	-	-	-	-
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	6,362,615	1,971,307	3,304,206	941,358	2,260,544	424,417	13,533,230	788,665	1,955,736	605,850
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(366,380)	(160,565)	3,690,852)	261,445)	5,202,624)	210,448)	555,610	159,474	6,731,343	1,436,656
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	-	-	-	-	-	45,816	-	-	-	-
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(55,571)	(19,258)	636,068)	127,094)	1,679,292)	329,985)	1,065,723	233,271	123,104	15,493)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	-	-	-	-	-	-	-	-	-	-
Plus/(Minus): Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	-	-	-	-	-	-	-	-	-	-
Compensation Actually Paid	$7,940,385	$2,645,565	$78,000	$1,100,784	$3,599,238)	$544,787	$16,814,532	$1,785,085	$9,554,025	$2,393,032

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this proxy statement.

Fiscal Year 2025
Restricted Stock Units
Stock Price	$91.60 - $133.69
Performance Share Units
Volatility	50% - 55%
Risk-Free Interest Rate	3.8% - 3.9%
Stock Price	$118.66
Dividend Yield	0.47%
Stock Options
Expected Term (years)	1.1 – 3.6
Strike Price	$131.67 - $268.85
Volatility	40% - 54%
Dividend Yield	0.5% - 0.6%
Risk-Free Interest Rate	3.8% - 4.5%

(4)

Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)

Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the same peer group considered by the Compensation Committee for purposes of establishing executive compensation targets for fiscal year 2025 (the 2025 compensation peer group, or CD&A peer group) for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends. Three peers from the fiscal year 2024 CD&A peer group, Heska Corporation, Nanostring Technologies, Inc. and Repligen Corporation, were not included in the fiscal year 2025 CD&A peer group. Additionally, the following companies were added to the CD&A peer group for 2025 as the Company included additional peers in compensation benchmarking:

o	AtriCure
o	Haemonetics Corporation
o	LeMaitre Vascular
o	Standard BioTools Inc.
o	Veracyte

The following table presents the total shareholder return of the fiscal year 2025 CD&A peer group and the fiscal year 2024 CD&A peer group.

	Value of Initial Fixed $100 Investment Based On:
Fiscal Year Ended March 31,	MLAB Total Shareholder Return	FY25 CD&A Peer Group TSR	FY24 CD&A Peer Group TSR
2025	$53.50	$55.41	$57.08
2024	$49.22	$73.17	$86.38
2023	$77.93	$77.14	$89.38
2022	$113.28	$111.45	$134.31
2021	$107.96	$168.65	$188.25

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(7)	The Company's adjusted operating income, a non-GAAP measure. See Appendix A.

Compensation Actually Paid and Company TSR

The following chart illustrates the relationship between compensation actually paid to Mr. Owens and the average compensation actually paid to the Company’s other NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our FY25 CD&A peer group. As the chart shows, these relationships are generally aligned, in large part because a significant portion of the compensation actually paid to the Company’s NEOs is in the form of equity awards, the value of which is impacted by stock price changes.

Compensation Actually Paid and GAAP Net Income

The following chart illustrates the relationship between compensation actually paid to Mr. Owens and the average compensation actually paid to the Company’s other NEOs against the Company’s GAAP net income (loss) for the five years presented in the Pay versus Performance Table. Mesa does not use net income as a performance measure in its executive compensation program.

Compensation Actually Paid and Adjusted Operating Income

The following chart illustrates the relationship between compensation actually paid to Mr. Owens and the average compensation actually paid to the Company’s other NEOs against the Company’s adjusted operating income for the five years presented in the Pay versus Performance Table. As described above, adjusted operating income is defined as the Company’s total operating income reported under U.S. GAAP, adjusted to exclude amortization of intangible assets acquired in a business combination, depreciation, stock-based compensation expense, and any impairment expense. While the Company uses other financial and non-financial performance measures in its compensation programs, Mesa has determined that adjusted operating income is the most important performance measure used to link compensation actually paid to the Company’s NEOs to Company performance.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our principal executive officer, Mr. Owens, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).

For fiscal year 2025, Mr. Owens' annual total compensation was $6,599,891, as reported in the Summary Compensation Table above. The annual total compensation for our median employee was $81,173, resulting in an estimated pay ratio of 81:1.This pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply as permitted under the SEC rules, this information may not be comparable to disclosures furnished by other companies.

Consistent with previous years, we identified the median employee based on salary, bonus plan achievement, and the target value of equity awards granted during the fiscal year. We considered such data for all of Mesa's employees as of March 31, 2025, excluding Mr. Owens. We annualized compensation for employees who did not work the entire year, except employees designated as temporary.

Proposal 4

Approval of an amendment to the 2021 mesa laboratories, inc. equity incentive plan

Introduction

We are requesting that shareholders approve an amendment to our Mesa Laboratories Inc. 2021 Equity Incentive Plan, increasing the number of shares available for issuance under the 2021 Equity Plan from 660,000 shares to 1,156,000 shares, or an increase of 496,000 incremental shares. The amendment to the 2021 Equity Plan was preliminarily approved by the Board of Directors on June 15, 2025, subject to shareholder approval at the Annual Meeting.

The remaining provisions of the 2021 Equity Plan are not affected by the amendment, and the 2021 Equity Plan will continue to incorporate the following equity incentive plan best practices:

●	Administered by an independent committee - The amended 2021 Equity Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
●	No liberal share counting - The amended 2021 Equity Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right ("SAR") or to satisfy tax withholding requirements. The plan also prohibits “net share counting” upon the exercise of options or SARs.
●	No repricing of stock options, SARs, or Other Awards - The amended 2021 Equity Plan prohibits the direct or indirect repricing of stock options, SARs, or other awards without shareholder approval.
●	No discounted stock options or SARs - All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.
●	Material amendments that require shareholder approval - Shareholder approval is required prior to an amendment to the 2021 Equity Plan that would (i) materially increase the number of shares available, (ii) expand the types of available awards, (iii) materially expand the class of participants eligible to participate, (iv) materially extend the term of the 2021 Equity Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of Nasdaq.
●	Minimum Vesting - Options, SARs, restricted stock and restricted stock unit awards will be subject to a minimum vesting or restriction period of one year, subject to certain exceptions described in the amended 2021 Equity Plan and the accelerated vesting upon certain events.

reasons for amending the 2021 Equity plan

The Compensation Committee and the Board believe we must continue to offer a competitive equity incentive program to attract and retain highly qualified officers, employees, non-employee directors and other key service providers. However, the current share reserve under the 2021 Equity Plan is not sufficient to ensure consistency of our annual grant practices going forward. Accordingly, the Board has adopted the amendment to the 2021 Equity Plan to increase the share reserve so that we may continue to offer a competitive equity incentive program.

If the amendment to the 2021 Equity Plan is approved, the aggregate number of shares of common stock that will be reserved and available for issuance pursuant to awards under the amended 2021 Equity Plan will be increased by 496,000 shares. In setting the number of proposed additional shares issuable under the 2021 Equity Plan, the Compensation Committee and the Board of Directors primarily considered historical equity award granting practices, including the Company’s three-year average share usage rate. The following table reflects the effect on our equity incentive plans if we obtain shareholder approval of the amendment to the 2021 Equity Plan:

Shares available for issuance under the 2021 Equity Plan prior to amendment, as of June 30, 2025	62,525
Shares that would be added to the 2021 Equity Plan, if approved	496,000
Total shares available for issuance under the 2021 Equity Plan as amended, if approved	558,525

As of June 30, 2025, there were 117,479 stock options outstanding under the Company’s equity compensation plans with a weighted average exercise price of $199.74 and a weighted average remaining term of 2.63 years. In addition, as of June 30, 2025, there were 309,263 full value awards outstanding under the Company’s equity compensation plans (PSUs calculated at target). Other than the foregoing and the 62,525 shares remaining available for issuance under the 2021 Equity Plan as set forth in the table above, no other awards were outstanding or available for grant under the Company’s equity compensation plans as of June 30, 2025.

If this amendment is not approved by shareholders at the Annual Meeting, no new shares will be added, and equity awards will be limited to the share reserve under the 2021 Equity Plan as currently in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE MESA LABORATORIES, INC. 2021 EQUITY INCENTIVE PLAN

Description of the 2021 equity plan, as amended

The following discussion and summary of the 2021 Equity Plan as proposed to be amended is qualified in its entirety by reference to the actual text of the plan document. A copy of the 2021 Equity Incentive Plan Amendment is included as Appendix B-1 to this Proxy Statement. A copy of the 2021 Equity Incentive Plan as proposed to be amended (the “Amended 2021 Equity Plan”), marked to show proposed changes versus the plan as currently in effect, is attached as Appendix B-2 to this Proxy Statement.

Purpose of the Amended 2021 Equity Plan

The purpose of the Amended 2021 Equity Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Amended 2021 Equity Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operations is largely dependent.

Administration

The Board, or one or more committees consisting of directors appointed by the Board, will administer the Amended 2021 Equity Plan. The Board intends to delegate general administrative authority for the Amended 2021 Equity Plan to the Compensation Committee, which is comprised of directors who qualify as independent under SEC and Nasdaq rules. Except where prohibited by applicable law, the Board or committee may delegate some or all of its authority with respect to the Amended 2021 Equity Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the Amended 2021 Equity Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

Subject to the terms of the Amended 2021 Equity Plan, the Administrator has broad authority under the Amended 2021 Equity Plan with respect to award grants including, without limitation, the authority to: select the persons to whom awards are to be granted; determine the size and type of awards; determine the terms and conditions applicable to awards; approve the forms of award agreements; construe and interpret the Amended 2021 Equity Plan and any award agreement and apply its provisions; accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards in such circumstances as the Administrator deems appropriate; adjust the number of shares of common stock subject to any award, adjust the price of any or all outstanding awards, or otherwise change previously imposed terms and conditions subject to certain limitations and approvals; determine the date of grant of awards; determine whether, and the extent to which, adjustments are required and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of a change in control, merger, reorganization, stock split or similar event; settle rights under awards in cash, stock of equivalent value or other consideration, subject to the provision of the

Amended 2021 Equity Plan, and; determine the Fair Market Value (as defined in the Amended 2021 Equity Plan) of the common stock or awards under this Amended 2021 Equity Plan from time to time and/or the manner in which such value will be determined.
All decisions, interpretations and other actions of the Administrator shall be final and binding.

Eligibility and Award Types
The Amended 2021 Equity Plan authorizes the following types of awards to be made to employees, officers or directors, or independent contractors of the Company and its consolidated subsidiaries, as designated by the Compensation Committee:

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Stock options, which give the holder the right to purchase shares of common stock at a specified price during specified time periods. The exercise price of an option granted under the Amended 2021 Equity Plan may not be less than the fair market value of the Common Stock on the date of grant. Stock options granted under the Amended 2021 Equity Plan have a maximum term of ten years. The Amended 2021 Equity Plan authorizes both incentive and nonqualified stock options. On June 30, 2025, the closing sales price of the Company’s common stock on Nasdaq was $94.22 per share.

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Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise over the base price of the stock appreciation right. The base price of an SAR may not be less than the fair market value of the common stock on the date of grant. SARs granted under the Amended 2021 Equity Plan have a maximum term of ten years.

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Restricted stock, which represents common stock subject to restrictions on transferability, risk of forfeiture, and other restrictions. A participant receiving restricted stock generally has all of the rights of a shareholder as to such shares, including the right to vote and the right to receive dividends, provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate becomes vested.

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Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash) in the future, subject to certain restrictions and risk of forfeiture on terms set by the Administrator. A participant receiving RSUs has no rights as a shareholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

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Performance stock units, which are performance-based awards that entitle the recipient to receive shares of common stock based on attainment of one or more performance or market goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance and/or market goals. A participant receiving PSUs has no rights as a shareholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

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Other awards, including stock bonuses or similar rights to purchase or acquire shares, any similar securities or rights with a value related to common stock or returns thereon, or unrestricted stock grants.

All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Administrator. As of June 30, 2025, there were approximately 730 employees of the Company and its consolidated subsidiaries, three officers, six non-employee directors, and various contractors who would potentially be able to eligible to receive awards under the Amended 2021 Equity Plan.

Shares Available for Awards

Subject to adjustment as provided in the Amended and Restated 2021 Equity Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Amended and Restated 2021 Equity Incentive Plan would be 1,156,000.

Share Counting

Each share issued under the Amended 2021 Equity Plan will reduce the number of shares available by one share.

Shares subject to awards that terminate or expire unexercised, or are cancelled, terminated, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash will become available for future grants of awards under the Amended 2021 Equity Plan. Similarly, to the extent that the full number of shares subject to a performance award is not issued by reason of failure to achieve maximum performance goals, the unearned shares originally subject to the award will be added back to the Amended 2021 Equity Plan share reserve and will again be available for issuance pursuant to awards granted under the Amended 2021 Equity Plan. However, shares tendered or withheld to satisfy the exercise price of options or the tax withholding obligations with respect to awards, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Minimum Vesting Schedule

The Amended 2021 Equity Plan requires a minimum one-year cliff vesting schedule for all equity award types under the Amended 2021 Equity Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the Amended 2021 Equity Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Limitations on Transfer

All awards are non-transferable and are not subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, except by the laws of descent and distribution. Awards may be exercised only by the participant, and amounts payable or shares issuable pursuant to any award must be delivered only to or for the account of the Participant.

Treatment of Awards upon Certain Events

Termination of a Participant’s Continuous Service

The applicable award agreement governing an award will specify the treatment of such award upon the termination of a participant’s continuous service.

Change in Control

Unless otherwise provided in an award agreement or separate agreement with a participant governing an award, if a Change of Control (as defined in such award agreement) occurs, all unvested equity awards vest immediately, all restrictions lapse, and any performance-based awards for which the performance period is not yet complete are deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable award agreement. All options or SARs that are assumed, substituted or otherwise continued as part of a Change in Control transaction will be exercisable for their full remaining term under the applicable award agreement. However, the Administrator is not required to provide for the assumption, substitution or continuation of Options or SARs and may instead provide that they be cashed out or otherwise terminated with reasonable notice and opportunity to exercise upon the Change in Control transaction. All time-vested awards other than options or SARs will be settled as soon as reasonably practicable and in all events within ten days of the Change in Control. All performance-based awards will be settled and paid to the Participant within 60 days after the Change of Control.

Adjustments

Upon or in connection with any reclassification, recapitalization, stock split, merger, arrangement, combination, consolidation, spin-off, split-up, or similar extraordinary corporate event affecting the common stock, the Administrator may make adjustments to the Amended 2021 Equity Plan and awards as it deems appropriate and equitable in the circumstances, such as to prevent dilution or enlargement of rights immediately resulting from such transaction.

Forfeiture Events

The Company may retain the right in an award agreement to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any restrictive covenant, confidentiality or assignment of inventions agreement or post-employment cooperation agreement with respect to the Company or any affiliate, to the extent specified in such award agreement applicable to the participant. In addition, all awards pursuant to the Amended 2021 Equity Plan are subject to “clawback” obligations pursuant to applicable law, rules, and regulations, including Nasdaq listing rules.

Normal Retirement

Upon an employee’s normal retirement, unvested awards will generally vest immediately with respect to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable award agreement. Options will be exercisable beginning on their scheduled vesting dates and will remain exercisable for their full remaining original term. All performance-based awards and time-vested awards will also be settled and paid at the time set forth in the applicable award agreement as if employment did not terminate.

Other Reasons

The Compensation Committee may, in its sole discretion, determine that, upon a participant’s termination of service for any reason or a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and any performance criteria may be deemed fully or partially satisfied. The Compensation Committee may discriminate among participants and among awards in exercising this discretion.

Termination and Amendment

If the Amended 2021 Equity Plan is approved at the Annual Meeting, it will continue to terminate at the close of ten business years after the date on which it was originally approved by the Board in 2021, unless earlier terminated by the Board of Directors or the Compensation Committee.

The Board may, at any time, terminate or, from time to time, amend, modify or suspend the Amended 2021 Equity Plan, in whole or in part. To the extent required by law or applicable stock exchange rule, or as may be required to preserve the intended tax consequences of the Amended 2021 Equity Plan, or if deemed necessary or advisable by the Board, the Amended 2021 Equity Plan and any amendment to the 2021 Equity Plan shall be subject to approval by the shareholders of the Company. No amendment, suspension or termination of the Amended 2021 Equity Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under the Amended 2021 Equity Plan.

Prohibition on Repricing

Outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain U.S. Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercise and vesting of awards under the Amended 2021 Equity Plan and the subsequent sale of common stock acquired under the Amended 2021 Equity Plan. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Incentive Stock Options

If an option granted under the Amended 2021 Equity Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option (subject to alternative minimum tax consequences, as discussed below), and the Company will not be allowed a deduction for federal tax purposes as a result of the grant or exercise of the option. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction upon sale of such shares.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. Such amount is not subject to withholding for federal income and employment tax purposes, even though the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, if an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Tax Code.

Nonqualified Stock Options

Nonqualified stock options granted under the Amended 2021 Equity Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Tax Code.

Stock Appreciation Rights
A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and the Company expects that it will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code.

Restricted Stock
Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code. If the participant files an election under Tax Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Tax Code Section 83(b) election.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Tax Code.

Section 162(m)

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2021 Equity Plan to our “covered employees.”

Section 409A

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the Amended 2021 Equity Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the Amended 2021 Equity Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Amended 2021 Equity Plan. The Administrator may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Foreign Jurisdictions

In order to foster and promote achievement of the material purposes of the 2021 Equity Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Administrator may adopt such subplans as may be necessary or desirable to comply with provisions of the laws of any non-U.S. jurisdictions in which the Company or any affiliate may operate, in order to assure the viability of the benefits of awards made to participants located in such other jurisdictions and to further the objectives of the Amended 2021 Equity Plan.

Benefits to Named Executive Officers and Others

If the amendment to the 2021 Equity Plan is approved, awards will be granted at the discretion of the Administrator. Accordingly, future benefits under the Amended 2021 Equity Plan are not determinable.

ABOUT THE MEETING - FAQ

Why did I receive these proxy materials?

Beginning on or shortly after July 11, 2025, this Proxy Statement is being mailed to those who were shareholders of record as of the Record Date, as part of the Board’s solicitation of proxies for the Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and the 2025 Annual Report, both of which have been made available to shareholders eligible to vote at the Annual Meeting, contain information that the Board believes offers an informed view of Mesa and the matters to be considered at the Annual Meeting.

What is the Notice of Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials digitally, instead of mailing printed copies of those materials to all shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. These shareholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2025 Annual Report, and voting electronically. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Shareholders who have elected to receive the proxy materials electronically will be receiving an email on or about July 11, 2025, with information on how to access the proxy materials and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1. Election of seven director nominees named in this Proxy Statement for a term of one year;

2. Ratification of the selection by our Audit Committee of Baker Tilly US, LLP (formerly Moss Adams, LLP) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026;

3. An advisory vote on executive compensation; and

4. Approval of an amendment to the 2021 Mesa Laboratories, Inc. Equity Incentive Plan.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned shares of Mesa common stock as of the Record Date. Each share of stock is entitled to one vote.

How does the Board recommend I vote on each of the proposals?

The Board unanimously recommends that you vote as follows:

"For"	the election of each of the seven directors listed in this Proxy Statement (Proposal 1)
"For"	the proposal to ratify the appointment of Baker Tilly US LLP (Proposal 2)
"For"	the non-binding, advisory vote on the Company's named executive officers' compensation (Proposal 3)
"For"	the adoption of an amendment to the Mesa Laboratories, Inc. Equity Incentive Plan (Proposal 4)

A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy in accordance with the recommendations of the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Can a shareholder raise other business at the Annual Meeting?

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the person named on the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

Where will the Annual Meeting be held?
We will hold the Annual Meeting in person at our offices at 12100 West Sixth Avenue, Lakewood, CO 80228.

How do I vote?

Shareholders of record: All shareholders of record as of the record date may vote by written proxy card or in person at the Annual Meeting. Joint owners must each sign the proxy card. All shareholders of record may also vote by touchtone telephone using the toll-free telephone number on the notice or proxy card, or through the internet using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials. In any case, your shares will be voted at the Annual Meeting in the manner you direct.

Beneficial Owners: If your shares are held on your behalf by a broker, bank or other nominee (collectively, a "nominee"), you are considered a beneficial owner of shares rather than a shareholder of record. If you were a beneficial owner at the close of business on the Record Date, please check the voting instruction card provided by your broker, bank or other nominee to see what voting options are available and the procedures to be followed. You may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your nominee who is the stockholder of record with respect to your shares.

Broker Non-Votes: A “broker non-vote” occurs when a nominee holding shares for a beneficial owner returns a properly executed or otherwise submitted proxy but has not received voting instructions from the beneficial owner, and the nominee does not possess discretionary authority on one or more proposals with respect to such shares. A nominee is not allowed to exercise its voting discretion with respect to the approval of matters which are considered “non-routine” under applicable rules without specific instructions from the beneficial owner. Proposals 1, 3 and 4 are considered non-routine, and Proposal 2 is considered routine. Accordingly, your nominee will not be entitled to vote your shares on Proposal 1, 3 or 4 unless you provide instructions on how to vote by filling out the voter instruction form sent to you by the nominee with this Proxy Statement, but your nominee will be entitled to vote your shares on Proposal 2 without such instructions.

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy card with a later date, by voting again via the internet or by telephone, or by delivering written notice of revocation of your proxy to Mesa’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you are a beneficial owner, you must contact the nominee that holds your shares of record to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

If you sign and return a proxy card, but do not include voting instructions, your shares will be voted as follows:

●	“FOR” the election of the director nominees listed in this Proxy Statement (Proposal 1);
●	“FOR” the proposal to ratify the appointment of Baker Tilly US LLP as the independent registered public accounting firm to the Company for the fiscal year ending March 31, 2026 (Proposal 2);
●	“FOR” the non-binding proposal to approve the compensation of the Company’s named executive officers (Proposal 3);
●	“FOR” the adoption of the Amendment to the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (Proposal 4);
●	in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly submit your proxy. In order for us to convene the Annual Meeting, the holders of a majority of our outstanding shares of common stock as of the Record Date must be present at the meeting. This is referred to as a quorum. As of the Record Date, there were 5,501,454 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors (Proposal 1)?

Directors are elected by a plurality of the votes cast, assuming a quorum is present, so the seven director nominees receiving the most votes will be elected. You may vote “FOR” up to seven nominees to the Board, or you may “WITHHOLD” authority with respect to all nominees or one or more nominees. Votes to withhold and broker non-votes will have no effect on the outcome of this vote.

What vote is required to ratify the selection by our Audit Committee of Baker Tilly US LLP as our independent registered public accounting firm (Proposal 2)?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on this proposal will be required for approval, assuming at the presence of a quorum. An abstention will count as present for the purpose of determining the presence of a quorum but will have the effect of a vote against the proposal. Because this is a routine matter, there will be no broker non-votes with respect to this proposal. This vote is not binding on the Board or the Company; however, the Board will review the voting results and take them into consideration when making future decisions regarding auditor engagement.

What vote is required to approve the advisory proposal on executive compensation (Proposal 3)?

Approval of the advisory proposal on executive compensation requires the affirmative vote of the majority of shares represented at the meeting and entitled to vote, assuming a quorum is present. An abstention will count as present for the purpose of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required to approve the proposed Amendment to the 2021 Equity Plan (Proposal 4)?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval, assuming a quorum is present. An abstention will count as present for the purpose of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of this vote.

Do shareholders have appraisal rights or dissenters' rights?

No. No dissenters' or appraisal rights will be available to shareholders with respect to any of the proposals to be considered at the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that certain transactions, arrangements, and relationships between us, on the one hand, and members of the Board, our executive officers and/or holders of 5% or more of our voting securities (collectively, “related persons”), on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties. Accordingly, the charter of the Audit Committee provides that the committee shall review and approve all related party transactions. During fiscal year 2025, there were no transactions, arrangements or relationships required to be disclosed under Item 404 of SEC Regulation S-K, which generally applies to transactions in which the Company is a participant, any related person is a party, and the amount involved exceeds $120,000.

PROPOSALS OF SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in our proxy materials for the 2026 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than March 13, 2026.

If a shareholder wishes to present a proposal or nominate a candidate for director at the Company’s 2026 annual meeting of shareholders and the proposal or nomination is not intended to be included in the Company’s proxy statement relating to the 2026 annual meeting, the shareholder must give advance notice to the Company within the time periods set forth in the Bylaws and must comply with the other requirements set forth in the Bylaws. Subject to certain exceptions, to be timely under the Bylaws, a proposal must be received no fewer than 80, and no more than 90, days prior to the first anniversary of the prior year’s annual meeting of shareholders, or, in the case of the 2026 annual meeting of shareholders, between June 1, 2026 and June 11, 2026.

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single copy of the proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called “householding,” allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those shareholders who own their common shares directly in their own name. If you share the same last name and address with another Mesa shareholder who also holds their common shares directly, and you would each like to start householding for the proxy materials, please contact us at 303-987-8000.

Some banks nominees who hold common shares on behalf of shareholders may be participating in the practice of householding the proxy materials for those shareholders. If your household receives a single copy of the proxy materials, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a nominee holds common shares on your behalf and you share the same last name and address with another shareholder for whom the nominee holds common shares, and together, both shareholders would like to receive only a single set of the proxy materials, please contact your nominee as described in the voter instruction card or other information you received from your nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

SOLICITATIONS OF PROXIES

Our Board is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. We will pay the expenses of soliciting proxies for the Annual Meeting. After the mailing of the proxy cards and other soliciting materials, we and/or our agents, including our directors, officers or employees, may also solicit proxies by mail, telephone, facsimile, email or in person. Additionally, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold common stock and request authority for the exercise of proxies. We will reimburse the recordholders for their reasonable expenses if they ask us to do so. Our directors, officers and employees will not receive any additional compensation for any soliciting efforts in which they may be engaged.

ANNUAL REPORT

The 2025 Annual Report, including audited consolidated financial statements for fiscal year 2025 are available on our website at investors.mesalabs.com/financials.

OTHER BUSINESS

Management is not aware of any other matters which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his or her best judgment.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR 2025 ANNUAL REPORT TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK, BROKER OR NOMINEE, AT THE CLOSE OF BUSINESS ON THE RECORD DATE. ANY REQUEST BY A SHAREHOLDER FOR OUR 2025 ANNUAL REPORT SHOULD BE MAILED TO OUR SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Gary M. Owens

July 11, 2025

Gary M. Owens

Chief Executive Officer

Appendix A

Appendix A

  RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

As described in more detail in the Compensation Discussion and Analysis section of the Proxy Statement, the 2025 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2025 performance with respect to Adjusted Operating Income, adjusted for certain non-recurring items, which is a non-GAAP financial measure. Set forth below is a reconciliation of this metric to the comparable GAAP financial measure, based on the Company’s actual 2025 performance.

($ in thousands)

	Year Ended March 31,
	2025	2024	2023	2022	2021
Operating income (loss)	$16,336	$(272,075)	$3,320	$4,702	$12,358
Amortization of intangible assets	19,145	27,341	28,821	21,806	14,513
Depreciation of long-lived assets	5,382	4,233	4,313	3,262	2,959
Stock-based compensation	13,142	11,936	12,538	11,391	9,268
Impairment losses on goodwill and intangible assets	-	274,533	-	-	-
Adjusted Operating Income (non-GAAP)	$54,005	$45,968	$48,992	$41,161	$39,098
Adjustments to AOI for non-recurring items(1)	2,732	4,537	1,142	8,122	2,114
Adjusted Operating Income, excluding certain non-recurring items (non-GAAP)	$56,737	$50,505	$50,134	$49,283	$41,212

(1) Non-recurring items include amortization of inventory step-up costs and integration and acquisition costs related to acquisitions of businesses as well as certain costs related to restructuring and business consolidation events.

Note: the above reconciliation of adjusted operating income is calculated according to Mesa's definition beginning in the fourth quarter of fiscal year 2024. Prior to the fourth quarter of fiscal year 2024, depreciation expense was not added back to GAAP operating income (loss) to arrive at adjusted operating income. Compensation plans designed in fiscal years 2024 and prior use adjusted operating income without depreciation expense added back to GAAP operating income (loss).

A-1

Appendix B-1

MESA LABORATORIES, INC.

2021 EQUITY INCENTIVE PLAN

Amendment No. 3

THIS AMENDMENT No. 3 to the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”) is adopted as of June 15, 2025.

WHEREAS, the Board of Directors (the “Board”) of Mesa Laboratories, Inc. (the “Company”) has the general authority to amend the Plan pursuant to Section 10.5 of the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Company common stock available for issuance under the Plan from 660,000 to 1,156,000 shares, subject to and effective upon approval of this Amendment No. 3 by the Company’s stockholders.

NOW THEREFORE, the Board hereby amends the Plan as follows:

1.

Increase in Share Reserve.  Subject to and effective upon approval of this Amendment No. 3 by the Company’s stockholders, Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 1,156,000 shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.”

2.	Effect on Plan. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment No. 3.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 3 to the Plan as of the date first indicated above.

MESA LABORATORIES, INC.

A Colorado corporation

________________________________

Name: __________________________

Title: ___________________________

B-1.1

Appendix B-2

MESA LABORATORIES, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

Adopted by the Board on May 28, 2021
Approved by the Company’s shareholders, as amended, on August 23, 2023

Conformed Copy Incorporating the Amendments adopted by the Board on June 15, 2025

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Mesa Laboratories, Inc., a Colorado corporation (the “Company”), hereby establishes the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase shareholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s shareholders.

2.	DEFINITIONS

2.1          Defined Terms.  As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)         “Administrator” shall mean the Board or one or more Committees appointed by the Board or another Committee (within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

(b)         “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(c)         “Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

(d)         “Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

(e)         “Board” shall mean the board of directors of the Company.

(f)         “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator:

B-2.1

(i)         any act of personal dishonesty taken by Participant in connection with Participant’s responsibilities as an employee and intended to result in personal enrichment to Participant;

(ii)         conviction of a felony or a crime other than a misdemeanor;

(iii)         willful and negligent conduct endangering, or likely to endanger, the health or safety of another employee;

(iv)         Participant’s willful and continued gross neglect of duties;

(v)         despite warnings and counseling, repeated willful failure to follow lawful instructions of the Participant’s supervisor that is, or reasonably could be, materially and demonstrably injurious to the Company;

(vi)         commission of theft, a material act of dishonesty or fraud, intentional falsification of employment or company records, or a criminal act that materially impairs the officer’s ability to perform his duties;

(vii)         the willful engaging by Participant in gross misconduct, including violation of the Company’s employment policies, that is materially and demonstrably injurious to the Company; or

(viii)         purposely falsifying or misrepresenting information on Company records.

Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

(g)         “Change of Control” shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:

1.       the consummation of any consolidation, merger, share exchange or other similar transaction involving the Company unless following such consolidation, merger, share exchange or other similar transaction,  more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the continuing or resulting entity, or parent thereof, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction, in substantially the same proportion as their ownership of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction;

B-2.2

2.         any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation or other entity with respect to which, following such Disposition, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such corporation or other entity (or parent thereof) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such Disposition, in substantially the same proportion as their ownership of the Company immediately prior to such Disposition;

3.         approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

4.        the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange), or two (2) or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the outstanding shares of voting stock of the Company; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from the Company, (B) made by the Company or any Affiliate, (C) made by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or

5.      the following individuals cease to constitute a majority of the Board: (A) those individuals were members of the Board  on the Effective Date, and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved .

If the occurrence of a Change of Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Section 409A, then a Change of Control will be deemed to have occurred only if the transaction is also a “change in ownership” or “change in effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(h)         “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)         “Committee” shall mean the Compensation Committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

B-2.3

(j)         “Common Stock” shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

(k)         “Company” shall mean Mesa Laboratories, Inc., a Colorado corporation.

(l)          “Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.

(m)         “Disability” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means that, in each case as determined by the Administrator: means incapacity due to illness or other physical or mental disability of the Participant, resulting in the Participant’s inability to perform the essential functions of his or her position, with or without reasonable accommodations for more than 180 calendar days in the aggregate during any 365-day period; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A. Any uncertainty or dispute regarding the existence of a Disability will be determined by the Administrator.

(n)         “Effective Date” shall mean the date on which this Plan is approved by the shareholders of the Company.

(o)         “Eligible Person” shall mean any person who is either: (a) an employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual Consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

(p)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)         “Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) the closing sale price reported for such share of Common Stock for such date on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares of Common Stock is reported for such trading day, on the last preceding day on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not reasonably determinable in accordance with (i), such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

(r)         “Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

(s)         “Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

B-2.4

(t)         “Normal Retirement” means, unless otherwise provided in the Applicable Award Agreement approved by the Administrator:

(1) For Awards made prior to June 13, 2025, (A) with respect to an employee, the employee terminates employment (except, in the Administrator’s sole and absolute discretion, termination by reason of the employee’s Cause as determined by the Administrator) at or after reaching age 65 and providing either 90 days’ written notice to the Company or the minimum amount of notice required by the Participant’s employment agreement, severance agreement, or other agreement with the Company, if any, and (B) with respect to a director, the director ceases to be a director (except for termination by reason of the director’s Cause, as determined by the Administrator) at or after reaching age 65.

(2)  For awards made on or after June 13, 2025, (A) with respect to an employee, the employee voluntarily terminates employment at or after reaching age 60 with at least 5 years of employment service with the Company, an Affiliate, and any predecessor entity acquired by the Company, provided that (i) the employee has provided at least twelve months advance written notice of termination to the Administrator if the employee is a named executive officer of the Company, or six months advance written notice if the employee is not a named executive officer (which notice period may be waived or shortened in either case if the Administrator determines that (I) the amount of notice given is sufficient to allow the Company ample time to ensure that its operations are not disrupted as a result of the employee’s termination, (II) the employee’s termination was initiated for health, personal or family reasons, or (III) the Administrator otherwise determines that retirement on an accelerated timeline is in the best interests of the Company), (ii) the employee is not leaving to take a job with a competitor of the Company or an Affiliate in any country in which the Company or any Affiliate does business or has material plans to do business (including a remote position whose functions involve such a country), and the employee’s post-termination activities are not expected to violate any restrictive covenants applicable to the employee under the employee’s employment contract, stand-alone restrictive covenants agreement, or otherwise, (iii) the employee has engaged in appropriate succession planning activities, including, but not limited to (A) identifying and mentoring internal succession candidates, (B) coordinating with Human Resources and external executive search consulting firms (if applicable) with respect to locating and hiring an external successor, (C) developing a strategic succession plan, (D) agreeing to an appropriate and reasonable overlap or transition period with any successor (that does not extend past the end of the required notice period above), and (E) taking any other actions necessary or appropriate to otherwise minimize disruption to the Company’s operations post-retirement, and (B) with respect to a director, the director ceases to be a director (except for termination by reason of the director’s Cause, as determined by the Administrator) at or after reaching age 65. The purpose of Normal Retirement is to assist the employee or director, as applicable, in transitioning from being a full-time participant in the workforce in an orderly manner that respects the Company’s best interests, and this definition shall be construed consistent with such purpose.

(u)         “Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a pre-established exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

(v)         “Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

(w)         “Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

(x)         “Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

(y)         “Plan” shall have the meaning set forth in Section 1 hereof.

(z)         “Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

B-2.5

(aa)         “Restricted Stock Unit” or “RSU” shall mean an Award evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

(bb)         “Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

(cc)         “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)         “Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

(ee)         “Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

(ff)         “Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

2.2         Construction.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1         Plan Administrator.  This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards, and (c) determine matters with respect to general administrative affairs. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Notwithstanding anything in Plan including delegated authority, grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors, as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act. Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

B-2.6

3.2         Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

(a)         determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b)         grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments, if any, in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)         approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)         construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)         cancel, modify, amend, or waive the Company’s rights with respect to, or modify, amend, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

(f)         accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate, including, without limitation, in connection with a termination of employment or services or other events of a personal nature, subject to any required consent under Section 10.5.5;

(g)         adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case, except due to an adjustment contemplated by Section 8, shall the terms of any outstanding Awards be changed to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan without shareholder approval (regardless of whether such change is by amendment, cancellation and regrant of Options or Stock Appreciation Rights with a lower exercise or base price or in exchange for other Awards, cash repurchase of underwater Options or Stock Appreciation Rights, or other means), and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

B-2.7

(h)         determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action, provided that unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award;

(i)         determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

(j)          acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

(k)         determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3         Binding Determinations.  Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan or any Award made under this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense, including, without limitation, legal fees, arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4         Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5         Delegation of Non-Discretionary Functions.  In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1         Shares of Common Stock Subject to the Plan; Share Limit.  Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of shares of Common Stock available for issuance under the Plan will be equal 1,156,000 ~~660,000~~ shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

B-2.8

4.2         Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. For avoidance of doubt, the Share Limit shall not be increased if the Company repurchases Common Stock with Option exercise proceeds.

4.3         Reservation of Shares; No Fractional Shares.  The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1         Type and Form of Awards.  The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

B-2.9

6.1.1         Stock Options.

(a) General Option Provisions.  Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option, whether an ISO or a Non-Qualified Stock Option, shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

(b) Additional Rules Applicable to ISOs.  Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value of shares of Common Stock determined at the time of grant of the applicable Option with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries or any parent or predecessor corporation, to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder, such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns, or is deemed to own under Section 424(d) of the Code, shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

B-2.10

6.1.2         Stock Appreciation Rights.  A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to, or having a Fair Market Value equal to, the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3         Restricted Stock.

(a) General Restricted Stock Provisions.  Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements) and in such installments or otherwise as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon, subject to the provisions of Section 6.1.3(c) and Section 6.8.

(b) Certificates for Shares.  Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

(c) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

B-2.11

6.1.4         Restricted Stock Units.

(a) Grant of Restricted Stock Units.  An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

(b) Dividend Equivalent Accounts.  If and only if required by the applicable Award Agreement, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

(c) Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5         Performance Stock Units.

(a) Grant of Performance Stock Units.  A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned, if any, to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

B-2.12

(b) Dividend Equivalent Accounts.  If, and only if, required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

(c) Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6         Cash Awards.  The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses, including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below. Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7         Other Awards.  The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2         Award Agreements.  Each Award, other than cash Awards described in Section 6.1.6, shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, shall be executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company other than the particular Award recipient to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

B-2.13

6.3         Deferrals and Settlements.  Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4         Consideration for Common Stock or Awards.  The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as permitted by the Administrator subject to compliance with applicable laws, including, without limitation, by one or a combination of the following methods:

(a)          services rendered by the recipient of such Award;

(b)      cash, check, or electronic funds transfer remitted pursuant to such administrative processes (and to such Company designee(s)) as are established by the Administrator;

(c)          notice and third-party payment in such manner as may be authorized by the Administrator;

(d)          by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(e)         subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of, or who otherwise facilitates, the purchase or exercise of Awards.

The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

6.5         Transfer Restrictions.

6.5.1         Limitations on Exercise and Transfer.  Unless otherwise expressly provided in or pursuant to this Section 6.5, or by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to or for the account of the Participant.

B-2.14

6.5.2         Exceptions.  The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may in its sole discretion establish in writing; provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

6.5.3         Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 6.5.1 shall not apply to:

(a)           transfers to the Company,

(b)         the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)         subject to any applicable limitations on ISOs, transfers to a current or former family member pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)         subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(e)          the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of, or who otherwise facilitate, the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.6         International Awards.  One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.7         Dividend and Dividend Equivalents.  Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

6.8         Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

B-2.15

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1          Termination of Employment.

7.1.1         Administrator Determination.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan, unless a contract or the Award Agreement otherwise provides, of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2         General.  For any Award issued under the Plan, unless the Award Agreement or this Plan provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, employment agreement, severance letter, severance plan, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3         Stock Options and SARs.  For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire on (i) the sooner of the end of the stated term, or (ii) the last day of the applicable time period below:

(a)         90 days after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries; provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR;

(b)         twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

(c)         2 days after a Participant’s termination for Cause.

B-2.16

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2         Normal Retirement.  Unless otherwise provided in an Award Agreement approved by the Administrator, upon termination of employment by reason of the Participant’s Normal Retirement, all unvested Awards held by the Participant shall vest immediately as to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable Award Agreement.  All equity Awards that are options (i.e., all of them -- those that vest upon Normal Retirement, and those that vested previously) will be exercisable beginning on their scheduled vesting dates and will remain exercisable thereafter for their full remaining original term as set forth in the Award Agreement.  All time-vested Awards shall be settled at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules. All performance-based Awards shall also be settled and paid at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules.

7.3         Events Not Deemed Terminations of Service.  Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.4         Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

B-2.17

7.5         Effect of Change of Subsidiary Status.  For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1         Adjustments.  Upon or in connection with (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, whether in the form of securities or property, or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances, but subject to compliance with applicable laws and stock exchange requirements, proportionately adjust any or all of (1) the number and type of shares of Common Stock or other securities that thereafter may be made the subject of Awards, including the Share Limit and the limit on the number of ISOs issuable under the Plan, (2) the number, amount and type of shares of Common Stock or other securities or property subject to any or all outstanding Awards, (3) the grant, purchase or exercise price, including the base price of any SAR or similar right, of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2         Effect of a Change on Control. The provisions of this Section 8.2 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award.  If a Change of Control occurs, all unvested equity awards held by the Participant shall vest immediately, all restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable Award Agreement (with metrics adjusted to account for the truncated performance period). All equity awards that are Options or SARs (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) that are assumed, substituted or otherwise continued as part of the Change in Control transaction will be exercisable for their full remaining term under the applicable Award Agreement; provided, however, that nothing in this Section 8.2 shall require that the Administrator provide for the substitution, assumption or continuation of Options or SARS following the Change of Control, and the Administrator may in its discretion provide for the expiration of Options or SARS upon the occurrence of the Change of Control (with a reasonable opportunity and notice to Participants to exercise such expiring Awards) or for the cash-out of option awards as part of the Change in Control transaction. All time-vested awards other than Options or SARs shall be settled as soon as reasonably practicable and in all events within ten (10) days of the Change in Control. All performance-based awards (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) shall be settled and paid to the Participant within 60 days after the Change of Control.

B-2.18

9.	TAX PROVISIONS

9.1         Tax Withholding.  Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)         require the Participant, or the Participant’s personal representative or beneficiary, as the case may be, to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b)         deduct from any amount otherwise payable in cash to the Participant, or the Participant’s personal representative or beneficiary, as the case may be, the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion, subject to Section 10.1, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by or otherwise reacquire the appropriate number of shares (valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises) necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2         Requirement of Notification of Code Section 83(b) Election.  If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3         Requirement of Notification of Disqualifying Disposition.  If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) relating to certain disqualifying dispositions, such Participant shall notify the Company of such disposition within ten (10) days thereof.

B-2.19

10.	OTHER PROVISIONS

10.1         Compliance with Laws.  This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2         Future Awards/Other Rights.  No person shall have any claim or rights to be granted an Award or additional Awards under this Plan, subject to any express contractual rights set forth in a document other than this Plan to the contrary.

10.3         No Employment/Service Contract.  Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, nor shall any of the foregoing constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall any of the foregoing interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

10.4         Plan Not Funded.  Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset) of the Company or any of its Subsidiaries (including shares of Common Stock, except as expressly otherwise provided by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5         Effective Date, Termination and Suspension, Amendments.

10.5.1         Effective Date and Termination.  This Plan was approved by the Board and is effective upon such Board approval; provided, however, that the Plan and any Awards issued thereunder are subject to approval by the stockholders of the Company at the Company’s next annual meeting of stockholders, and both the Plan and any Award issued thereunder shall cease to have any force or effect if such stockholder approval is not obtained. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards and the authority of the Administrator with respect thereto, including the authority to amend such Awards, shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

B-2.20

10.5.2         Amendment; Termination.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3         Stockholder Approval.  To the extent then required by applicable law or any applicable stock exchange rule or as may be required to preserve the intended tax consequences of this Plan, or if deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the shareholders of the Company.

10.5.4         Amendments to Awards.  Without limiting any other express authority of the Administrator under, but subject to, the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 3.2 and 10.5.5, may make other changes to the terms and conditions of Awards, without the consent of a Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

10.5.5         Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6         Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

10.7         Governing Law; Severability; Construction.

10.7.1         Choice of Law.  This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Colorado.

B-2.21

10.7.2         Dispute Resolution.  Any action arising from or relating in any way to this Plan, the Awards, all documents evidencing Awards and all other related documents, shall be resolved and tried in the state courts situated in Jefferson County, Colorado or in the United States District Court for the District of Colorado. Participant consents to jurisdiction and venue of those courts to the greatest extent allowed by law. In this regard, the Participant acknowledges and admits to all or a combination of several following substantial contacts with Colorado: (v) the Participant is employed, provides services for or otherwise is affiliated with a legal entity headquartered in the state of Colorado; (w) the Participant receives compensation in a form of employee checks or wire transfers that may be drawn either directly or indirectly, from bank accounts in Colorado; (x) the Participant regularly interacts with, contacts and is contacted by Company employees in Colorado; (y) the Participant either routinely travels to or attends business meetings in Colorado; and (z) the Participant receives compensation and benefits as a result of the Company being a corporation headquartered in and subject to the laws of Colorado. Based on these and other contacts, the Participant acknowledges that he or she could reasonably be subject to the laws of Colorado. The parties shall be responsible for their own costs and expenses under this Section 10.7.2.

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS PLAN, ALL DOCUMENTS EVIDENCING AWARDS AND ALL OTHER RELATED DOCUMENTS.

10.7.3         Severability.  If a court of competent jurisdiction holds any provision of this Plan or any Award Agreement invalid and unenforceable, the remaining provisions of this Plan or the Award Agreement shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.4         Plan Construction.

(a) Rule 16b-3.  It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events if an Award or event does not so qualify.

(b)         Compliance with Section 409A of the Code.  The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

B-2.22

(c) No Guarantee of Favorable Tax Treatment.  Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8         Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction, shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9         Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

B-2.23

10.10         No Corporate Action Restriction.  The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11         Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12         Restrictive Covenants.   To the maximum extent permitted by applicable law, for Participant to earn or otherwise have the right to exercise or receive payment under any Awards that remain outstanding after termination of employment (including Awards that remain outstanding as a result of Normal Retirement), Participant must comply with any restrictive covenant (including any non-competition agreement or non-solicitation agreement), confidentiality, intellectual property protection, or assignment of inventions agreement between Participant and the Company or an Affiliate. In addition, to the maximum extent permitted by applicable law, the Company may retain the right in an Award Agreement to cause a forfeiture of (or, alternatively, offset against or otherwise recoup) the gain realized by a Participant or damages incurred by the Company and any Affiliate on account of actions taken by the Participant in violation or breach of or in conflict with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.13         Clawback.  By accepting an Award under the Plan, each Participant agrees to comply with the Company’s Executive Compensation Clawback Policy (to the extent applicable to such Participant), as well as any “clawback” obligations pursuant to applicable law, rules, and regulations, including NASDAQ (or other national securities exchange, if applicable) listing rules.

10.14         Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

B-2.24

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD Friday, August 22, 2025

The undersigned hereby appoints Gary M. Owens as the lawful agent and proxy (the “Proxy”) of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes the Proxy to represent and to vote, as designated below, all the shares of common stock of Mesa Laboratories, Inc. held by the undersigned as of the close of business on July 3, 2025 (the “Record Date”) at the Annual Meeting of Shareholders to be held on Friday, August 22, 2025, or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the director candidates named below:

1. ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	(to vote for all nominees listed below)

J. Sullivan	G. Owens	S. Ladiwala	J. Alltoft	S. Hall	T. Tripeny	M. Capone

(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of such nominee on the space provided below.)

The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4:

2. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2026.

FOR	AGAINST	ABSTAIN

3. To approve, on an advisory basis, the Company's named executive officer compensation.

FOR	AGAINST	ABSTAIN

4. To approve the Amendment to the Mesa Laboratories, Inc. 2021 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

In his or her discretion, the Proxy is authorized to vote upon any matters which may properly come before the meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy or any substitute thereof may do by virtue hereof.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ____________________	___________________________________ Signature ___________________________________ Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING

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